UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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(Rule 14a-101)
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WEX INC.
(Name of Registrant as Specified In Its Charter)
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WEX INC.
April 24, 2015

Dear Fellow Stockholders,

You are invited to attend the 2015 annual meeting of stockholders of WEX Inc., or the Company. The meeting will be held on Friday, May 15, 2015, at 8:00 a.m., Eastern Time, at the WEX Inc. Long Creek Campus located at 225 Gorham Road, South Portland, Maine, 04106.

At the meeting we will:

•	elect three directors for three-year terms,

•	conduct an advisory vote on executive compensation,

•
vote to approve the 2010 Equity and Incentive Plan, solely for purposes of maintaining the Company’s ability to grant awards that are not subject to a deduction limitation under Internal Revenue Code Section 162(m),

•	vote to approve the 2015 Section 162(m) Performance Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, and

•	consider any other business properly coming before the meeting.
Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may then revoke your proxy. If you hold your stock in "street name," that is, held for your account by a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee.
On behalf of the Board of Directors and the employees of WEX Inc., we would like to express our appreciation for your continued interest in the Company.

Sincerely,

Melissa D. Smith
PRESIDENT AND CHIEF EXECUTIVE OFFICER

WEX INC.
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
April 24, 2015
The 2015 annual meeting of stockholders of WEX Inc. will be held on Friday, May 15, 2015, at 8:00 a.m., Eastern Time, at the WEX Inc. Long Creek Campus located at 225 Gorham Road, South Portland, Maine, 04106. At the meeting we will:

•	elect three directors for three-year terms,

•	conduct an advisory vote on executive compensation,

•
vote to approve the 2010 Equity and Incentive Plan, solely for purposes of maintaining the Company’s ability to grant awards that are not subject to a deduction limitation under Internal Revenue Code Section 162(m),

•	vote to approve the 2015 Section 162(m) Performance Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, and

•	consider any other business properly coming before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 15, 2015:

The proxy statement and annual report to stockholders are available on our investor relations webpage at: http://ir.wexinc.com/phoenix.zhtml?c=186699&p=irol-proxy

Stockholders who owned shares of our common stock at the close of business on March 17, 2015 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. Stockholders that owned stock in “street name” as of such date must present proof of beneficial ownership to attend the meeting and must obtain a legal proxy from their bank, broker or other nominee to vote at the meeting. A complete list of registered stockholders will be available at least 10 days prior to the meeting at our offices located at 225 Gorham Road, South Portland, Maine, 04106.

By Order of the Board of Directors,

Hilary A. Rapkin
SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

i

This proxy statement describes the proposals on which you may vote as a stockholder of WEX Inc. It contains important information to consider when voting.
The Company’s Board of Directors, or the Board, is sending these proxy materials to you in connection with the Board’s solicitation of proxies. Our annual report to stockholders and our proxy materials were first mailed on or about April 24, 2015.
Your vote is important. Please complete, execute and promptly mail your proxy card as soon as possible even if you plan to attend the annual meeting.

VOTING YOUR SHARES
Stockholders who owned the Company’s common stock at the close of business on March 17, 2015, the record date, may attend and vote at the annual meeting of stockholders, or the Annual Meeting. Each share is entitled to one vote. There were 38,645,173 shares of common stock outstanding on the record date.
How do I vote?

•	You may vote by mail if you hold your shares in your own name
You do this by completing, signing and dating your proxy card and mailing it in the enclosed prepaid and addressed envelope.

•	You may vote in person at the meeting
We will pass out ballots to any record holder who wants to vote at the meeting. However, if you hold your shares in “street name,” you must request a proxy from your bank, broker or other nominee in order to vote at the meeting. Holding shares in street name means you hold them through a bank, broker or other nominee, and as a result, the shares are not held in your individual name but through someone else.
If you hold your shares in "street name," you should follow the instructions provided by your bank, broker or other nominee, which may include instructions regarding your ability to vote by telephone or through the Internet.
How do I vote my shares held in the WEX Inc. Employee Savings Plan?
If you participate in our WEX Inc. Employee Savings Plan, commonly referred to as the "401(k) Plan," shares of our common stock equivalent to the value of the common stock interest credited to your account under the plan will be voted by the trustee in accordance with your instructions, if it is received by May 12, 2015. Otherwise, if you do not provide instruction by such date, the share equivalents credited to your account will not be voted by the trustee.
Please refer to the "Information about Voting Procedures" section.

GOVERNANCE

The Corporate Governance Committee of the Board of Directors of WEX Inc. is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending to the Board the persons to be nominated for election as directors at the annual meeting of stockholders in accordance with the Corporate Governance Guidelines, the policies and principles in the Corporate Governance Committee charter and the applicable criteria adopted by the Board. In 2015, there are three Class I director positions up for election at the Annual Meeting.

ITEM 1.	ELECTION OF DIRECTORS
At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms are expiring.
Our nominees for director this year are:

•	George L. McTavish

•	Regina O. Sommer

•	Jack VanWoerkom
Each nominee is presently a director of the Company and has consented to serve a new three-year term.
We recommend a vote FOR these nominees.

THE BOARD OF DIRECTORS
BOARD LEADERSHIP
Our Board is led by our Executive Chairman, Mr. Dubyak. As Executive Chairman he leads all meetings of the Board at which he is present, sets meeting schedules and agendas and manages information flow to the Board to ensure appropriate understanding and discussion regarding matters of interest or concern to the Board. The Executive Chairman also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed by the Board.
In addition to our Executive Chairman, the Board has appointed Dr. Moriarty as our Vice Chairman and Lead Director. Dr. Moriarty chairs meetings of the independent directors in executive session and chairs any meetings at which the Executive Chairman is not present. In addition, he facilitates communications between other members of the Board and the Executive Chairman as needed. The Lead Director is authorized to call meetings of the independent directors and is available to consult with any of the Company’s senior executives regarding any concerns an executive may have. Dr. Moriarty aids in the preparation of meeting agendas and is authorized to meet with stockholders as a representative of the independent directors.
THE BOARD’S ROLE IN RISK OVERSIGHT
Our Board oversees our risk management processes directly, and through a risk management program overseen by the Company’s Senior Vice President, General Counsel and Corporate Secretary, who reports directly to the Chief Executive Officer. Risks are identified and prioritized by our management, and a report of those risks is presented to the full Board. In general, our Board oversees risk management activities relating to business strategy, operations and financial and legal risks; our Audit Committee oversees the process by which various issues, such as enterprise risk and cybersecurity, are managed and reported to the Board, as well as activities related to financial controls and legal and corporate compliance; and, our Compensation Committee oversees risks related to our compensation programs. Oversight of particular risks may also be delegated to other committees of the Board as appropriate, based upon the nature of any particular risk.

MEMBERS OF THE BOARD OF DIRECTORS

The Corporate Governance Committee seeks directors with the following types of experience:

Finance, accounting, or reporting experience.
Directors with an understanding of finance and financial reporting processes are valued on our Board because of the importance we place on accurate financial reporting and robust financial controls and compliance. We also seek to have a number of directors who qualify as audit committee financial experts.

Global or international business experience.
Because our company is a global organization, directors with broad international exposure provide useful business and cultural perspectives. We seek directors who have had relevant experience with multinational companies or in international markets.

Legal or regulatory experience.
Directors who have had legal or regulatory experience can provide insights into addressing significant legal and public policy issues, particularly in areas related to our company’s business and operations. Because our company’s business requires compliance with a variety of regulatory requirements across a number of countries, our Board values directors with relevant legal or regulatory experience.

Leadership experience.
We believe that directors who have held significant leadership positions over an extended period, especially CEO positions, provide the company with unique insights. These people generally possess extraordinary leadership qualities, and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.

Business development and M&A experience. Directors with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business. Useful experience in this area includes skills in analyzing the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and assessing management’s plans for integration with existing operations.

Technology experience.
As a technology company and leading innovator, we seek directors with backgrounds in technology and cybersecurity because our success depends on developing, investing in and protecting new technologies and ideas.

Marketing or public relations experience.
Directors, who have had relevant experience in marketing, brand management, and public relations, especially on a global basis, provide important insights to our Board.
Industry experience. We seek to have directors with experience in the payments, travel and healthcare industries in which we participate.

George L. McTavish	Age 73 Class I Director Since 2007 Term Expires 2015
From October 2004 until his retirement in October 2012, Mr. McTavish served as the Chairman and Chief Executive Officer of Source Medical Corporation, an outpatient information solutions and service provider for ambulatory surgery centers and rehabilitation clinics. Before joining Source Medical, Mr. McTavish served as Chairman and Chief Executive Officer of BenView Capital, a private investment company, from December 2001 to October 2004. Prior to BenView, Mr. McTavish was a full-time consultant for Welsh Carson Anderson & Stowe, an investment buy-out firm in New York City. From 1987 to 1997, Mr. McTavish was Chairman and Chief Executive Officer of Comdata, a provider of information services, financial services and software to the transportation industry. Following the acquisition of Comdata Corporation by Ceridian Corporation in 1995, he was also named as an Executive Vice President of Ceridian. He had joined Comdata after serving as Chairman and Chief Executive Officer of Hogan Systems, a provider of enterprise software systems to the banking and financial services industries. Mr. McTavish is also a member of the boards of directors of several private businesses.
The Board concluded that Mr. McTavish is well suited to serve as a director of the Company because of his leadership experience as the Chairman and CEO of an information services company and experience as the CEO of several large organizations. In addition the Board benefits from his deep knowledge of the payments, fleet and healthcare industries and experience in business development and financial and technology industries.

Regina O. Sommer	Age 57 Class I Director Since 2005 Term Expires 2015
Since March 2005, Ms. Sommer has been a financial and business consultant. From January 2002 until March 2005, Ms. Sommer served as Vice President and Chief Financial Officer of Netegrity, Inc., a leading provider of security software solutions, which was acquired by Computer Associates International, Inc. in November 2004. From October 1999 to April 2001, Ms. Sommer was Vice President and Chief Financial Officer of Revenio, Inc., a privately-held customer relationship management software company. Ms. Sommer was Senior Vice President and Chief Financial Officer of Open Market, Inc., an Internet commerce and information publishing software firm, from 1997 to 1999 and Vice President and Chief Financial Officer from 1995 to 1997. From 1989 to 1994, Ms. Sommer was Vice President at The Olsten Corporation and Lifetime Corporation, providers of staffing and healthcare services. From 1980 to 1989, Ms. Sommer served in various positions from staff accountant to senior manager at PricewaterhouseCoopers. Ms. Sommer served on the Board of SoundBite Communications, Inc., from 2006 until May 2012, where she was the chair of the Audit Committee and a member of the Compensation Committee. In addition, she has sat on the board of Insulet Corporation since 2008, a publicly held provider of an insulin infusion system for people with insulin-dependent diabetes. She also serves on Insulet’s Audit Committee and is the chair of the Nominating Committee. Ms. Sommer also sat on the Board of ING Direct from January 2008 until February 2012, and served as a member of the Audit, Risk Oversight and Investment and the Governance and Conduct Review Committees.
The Board concluded that Ms. Sommer is well suited to serve as a director of the Company because of her past leadership experience as the Chief Financial Officer of two publicly-traded companies. In addition, she brings significant financial expertise across a broad range of industries relevant to the Company’s business, including banking, software development and auditing. She also adds value from her experience in business development.

Jack VanWoerkom	Age 61 Class I Director Since 2005 Term Expires 2015
Mr. VanWoerkom was employed by The Home Depot, Inc., a home improvement retailer, as Executive Vice President, General Counsel and Corporate Secretary from June 2007 until his retirement in June 2011. Previously, Mr. VanWoerkom served as Executive Vice President, General Counsel and Secretary of Staples, Inc., an office supply retailer, from March 2004 to June 2007. Before that, Mr. VanWoerkom was Senior Vice President, General Counsel and Secretary of Staples from March 1999 to March 2004.

The Board concluded that, due to his experience as a general counsel and an executive officer of several companies, Mr. VanWoerkom is well suited to serve as a director of the Company. Specifically, his experience with legal, regulatory, corporate governance and corporate transactions, including mergers and acquisitions, provides a valuable point of view on the board. Mr. VanWoerkom brings an international perspective to the Board owing to his experience with managing global suppliers and international operations.

Shikhar Ghosh	Age 57 Class II Director Since 2005 Term Expires 2016
Since August 2008, Mr. Ghosh has been a Professor in the Entrepreneurial Management Unit of Harvard Business School. Mr. Ghosh is also currently the Chairman of Rave Mobile Safety, a venture-backed company which builds mobile applications for universities. From June 2006 until December 2007, Mr. Ghosh was the Chief Executive Officer of Risk Syndication for the Kessler Group, where he enabled bank clients and their endorsing partners to market credit cards. From June 1999 to June 2004, Mr. Ghosh was Chairman and Chief Executive Officer of Verilytics Technologies, LLC, an analytical software company focused on the financial services industry. In 1993, Mr. Ghosh founded Open Market, Inc., an Internet commerce and information publishing software firm. From 1988 to 1993, Mr. Ghosh was the Chief Executive Officer of Appex Corp., a technology company that was sold to Electronic Data Systems Corporation in 1990. From 1980 until 1988, Mr. Ghosh served in various positions with The Boston Consulting Group, and was elected as a worldwide partner and a director of the firm in 1988.

The Board concluded that Mr. Ghosh is well suited to serve as a director of the Company because of his experience with various technology related ventures and record of founding companies that have operated in emerging technology markets. Mr. Ghosh qualifications to serve on the Board include his academia experience and executive management, business development and leadership experience, as the Chairman and CEO of various companies.

Kirk P. Pond	Age 70 Class II Director Since 2005 Term Expires 2016
From June 1996 until May 2005, Mr. Pond was the President and Chief Executive Officer of Fairchild Semiconductor International, Inc., one of the largest independent, international semiconductor companies. He was the Chairman of the Board of Directors of that company from March 1997 until June 2006 and retired from its board in May 2007. Prior to Fairchild Semiconductor’s separation from National Semiconductor, Mr. Pond held several executive positions with National Semiconductor, including Executive Vice President and Chief Operating Officer and was in the office of the President. Mr. Pond had also held executive management positions with Texas Instruments and Timex Corporation and is also a former director of the Federal Reserve Bank of Boston. Mr. Pond has been a director of Brooks Automation, Inc., a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries, since 2007, where he serves on the compensation and nominating and governance committees. Mr. Pond has also been a director of Sensata Technologies Holding N.V., a sensor and electrical protection device manufacturer, since March 2011 and serves on the audit and compensation committees.

The Board concluded that Mr. Pond is well suited to serve as a director of the Company because of his experience directing a large, publicly traded company with international operations and experience with the technology industry. The Board benefits from Mr. Pond’s number of years of leadership and global experience and expertise in corporate strategy and restructuring and from his organizational acumen. In addition, Mr. Pond provides considerable operational, strategic planning and leadership experience to the Board.

Melissa D. Smith	Age 46 Class II Director since 2014 Term expires 2016
Ms. Smith assumed the role of President and Chief Executive Officer and a seat on the Board in January 2014. She has served as the Company’s President since May 2013. Previously, Ms. Smith served as President, The Americas, from April 2011 to April 2013 and as the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 to April 2011. From September 2001 through November 2007, Ms. Smith served as Senior Vice President, Finance and Chief Financial Officer. From May 1997 to August 2001, Ms. Smith held various positions of increasing responsibility with the Company. Ms. Smith began her career at Ernst & Young.

The Board concluded that Ms. Smith is well suited to serve as a director of the Company because of her experience with the Company in various positions with increasing responsibilities across all facets of the Company. The Board benefits from the leadership skills, financial expertise and business development expertise of Ms. Smith. Ms. Smith has over 17 years of experience with the Company.

Michael E. Dubyak	Age 64 Class III Director Since 2005 Term Expires 2017
Mr. Dubyak has served as our Executive Chairman since January 2014. Prior to that, Mr. Dubyak served as our Chief Executive Officer from August 1998 until January 2014. He also served as the President from August 1998 until May 2013. From November 1997 to August 1998, Mr. Dubyak served as our Executive Vice President of U.S. Sales and Marketing. From January 1994 to November 1997, Mr. Dubyak served us in various senior positions in marketing, sales, business development and customer service. From January 1986 to January 1994, he served as our Vice President of Marketing. Mr. Dubyak has more than 30 years of experience in the business-to-business payments, payment processing, information management services and vehicle fleet and fuel industries.

The Board concluded that Mr. Dubyak is well suited to serve as a director of the Company because of his long experience with the Company and knowledge of the fleet card and payment processing industries. Mr. Dubyak has served in various leadership roles with the Company and held senior positions in marketing, marketing services, sales and business development. He has been associated with the Company for over 28 years.

Eric Duprat	Age 55 Class III Director Since 2014 Term expires 2017
Mr. Duprat assumed a seat on the Board of Directors in March 2014. Mr. Duprat has been the Chief Executive Officer of FairCare, Inc, a company engaged in consumer medical pricing transparency, since December 2014. He was the Chief Executive Officer of Verayo, a mobile security services turnaround firm in San Jose, California, from April 2011 until June 2014. Prior to joining Verayo, Mr. Duprat was the General Manager of Mobile Payments at PayPal, an eBay company, from March 2008 to March 2011. Prior to PayPal, he was the Vice President of Marketing and Business Development at Inside Contactless from April 2006 to February 2008. Before that, Mr. Duprat was a Vice President, and later, Senior Vice President of Global Marketing at Hypercom, an industry leader in payment and networking systems. He has also served as a Director in Hewlett Packard’s VeriFone Division, first in the European, Middle East and African (EMEA) market and then in the United States.
The Board concluded that Mr. Duprat is well suited to serve as a director of the Company because he brings with him leadership experience and expertise in the areas of global management, wireless, security and payment systems which benefit the Company.

Ronald T. Maheu	Age 72 Class III Director Since 2005 Term Expires 2017
Mr. Maheu retired in July 2002 from PricewaterhouseCoopers, where he was a senior partner since 1998. Since 2002, Mr. Maheu has been a financial and business consultant. Mr. Maheu was a founding member of Coopers & Lybrand’s board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the U.S. and global boards of partners and principals of PricewaterhouseCoopers until June 2001. Since January 2003, Mr. Maheu serves on the Board of Directors and the Audit, Executive and Governance Committees of CRA International, Inc., an international consulting firm headquartered in Boston, Massachusetts. Mr. Maheu also serves on the Board of Directors and the Audit Committee of Virtusa Corporation, a global information technology services company.

The Board concluded that Mr. Maheu is well suited to serve as a director of the Company because of his experience with public accounting and subsequent experience as a member of the Board of Directors of several publicly-traded companies. He brings to the Board corporate restructuring experience, financial expertise and industry experience along with his leadership skills.

Rowland T. Moriarty	Age 68 Class III Director Since 2005 Term Expires 2017
Dr. Moriarty served as the non-executive Chairman of the Board of Directors of WEX Inc. from 2005 until May 2008 and has served as the Vice Chairman and Lead Director since May 2008. He has been President and Chief Executive Officer of Cubex Corporation, a privately-held consulting company, since 1992. From 1981 to 1992, Dr. Moriarty was a professor of business administration at Harvard Business School. Dr. Moriarty has served on the boards of Staples, Inc., an office products company, CRA International, Inc., an economic, financial and management consulting services firm, where he serves as Chairman and Virtusa Corporation, a global information technology services company, since 1986, 1986 and 2006, respectively.

The Board concluded that Dr. Moriarty is well suited to serve as a director of the Company because of his experience across a broad spectrum of industries gained as the Chairman of CRA International, Inc., as well as his experience as a member of the Board of Directors of other publicly-traded companies. He also adds value to the Board from his in-depth industry experience, diversification, merger and acquisition experience and financial expertise.

NUMBER OF DIRECTORS AND TERMS
Our certificate of incorporation provides that our Board shall consist of such number of directors as is fixed by our By-Laws. Our By-Laws provide that our Board shall consist of such number of directors as from time to time is fixed exclusively by resolution of the Board. Currently, the Board has fixed the size of the Board at ten directors, who serve staggered terms as follows:

•
each director who is elected at an annual meeting of stockholders serves a three-year term and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.

BOARD AND COMMITTEE MEETINGS
The Board held 9 meetings in 2014. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the Board committees on which he or she served in 2014. Our independent directors meet in executive session in at least one regularly scheduled in-person Board meeting each year. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. All of our directors attended the 2014 annual meeting of stockholders.

Our Board has created the following committees:

NAME OF COMMITTEE AND MEMBERS	COMMITTEES OF THE BOARD OF DIRECTORS	NUMBER OF MEETINGS IN 2014
Audit
Regina O. Sommer (Chair) Eric Duprat Ronald T. Maheu George L. McTavish
The Audit Committee must be comprised of at least three independent directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements and internal control over financial reporting and monitors the Company's enterprise risk management and cybersecurity program. All members of the Audit Committee are independent under the applicable rules of the New York Stock Exchange, or the NYSE, and the Securities and Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an "audit committee financial expert" as defined by the rules of the SEC. Our Board has determined that Mr. Maheu and Ms. Sommer qualify as "audit committee financial experts."
		9
Compensation
Shikhar Ghosh (Chair) Kirk P. Pond Regina O. Sommer Jack VanWoerkom	The Compensation Committee must be comprised of at least two independent directors appointed by a majority of the Board. The Compensation Committee oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and our Board and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. All members of the Compensation Committee are independent under the applicable rules of the NYSE.	6
Corporate Governance
Rowland T. Moriarty (Chair) Eric Duprat Shikhar Ghosh Jack VanWoerkom	The Corporate Governance Committee is comprised of such number of independent directors as our Board shall determine. The Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates, overseeing succession planning for the CEO and other executive officers and providing oversight with respect to corporate governance matters. All members of the Corporate Governance Committee are independent under the applicable rules of the NYSE.	6

Finance Committee
George L. McTavish (Chair) Michael E. Dubyak *Ronald T. Maheu *Rowland T. Moriarty Kirk P. Pond	The Finance Committee is comprised of such number of directors as our Board shall determine. The Finance Committee’s responsibilities include advising the Board and the Company’s management regarding potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures. The Finance Committee also oversees the Company’s debt or equity financings, credit arrangements, investments, capital structure and capital policies.	6
*Mr. Maheu and Dr. Moriarty served on the Finance Committee until March 10, 2015.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee (the members of which are listed in the table in the "Board and Committee Meetings" section) is or was one of our or our subsidiaries’ former officers or employees. During 2014, there were no Compensation Committee interlocks as required to be disclosed under SEC rules.

DIRECTOR COMPENSATION

The Company's Non-Employee Directors Compensation Plan is designed to achieve the following objectives:

•	Attract and engage directors

•	Compensate our directors for the investment of time they make to support the Company

•	Align director compensation with stockholder interests

•	Have a compensation structure that is simple, transparent and easy for stockholders to understand
Annual Cash Retainers
The Company pays each non-employee board member the following annual cash retainer(s) based upon his or her service. Such payments are made in four equal quarterly amounts.

Annual Lead Director Cash Retainer	$75,000
Annual Director Cash Retainer (other than Executive Chairman and Lead Director)	$50,000
Audit Committee Chair Cash Retainer	$30,000
Compensation Committee Chair Cash Retainer	$20,000
Finance Committee Chair Cash Retainer	$20,000
Governance Committee Chair Cash Retainer	$15,000
Audit Committee Member Cash Retainer (other than Committee Chair)	$15,000
Compensation Committee Member Cash Retainer (other than Committee Chair)	$10,000
Finance Committee Member Cash Retainer (other than Committee Chair)	$10,000
Governance Committee Member Cash Retainer (other than Committee Chair)	$7,500
To the extent a director is appointed at a time other than the annual stockholders' meeting, any annual cash retainer is prorated. Employees who serve as directors are not separately compensated for their service on our Board.
Beginning in 2015 with his transition to becoming a non-employee director and the cessation of Mr. Dubyak's previous compensation arrangements, he shall be paid an annual cash retainer fee of $87,500 for service as Executive Chairman.
Equity Retainers
In 2014 all non-employee directors were granted a number of restricted stock units, or RSUs, worth the equivalent of approximately $110,000 at the time of the annual stockholders’ meeting at the then current stock price. The Lead Director was granted additional RSUs worth the equivalent of approximately $25,000 at the time of the annual stockholders’ meeting at the then current stock price. These RSUs vest on the first anniversary of the date of grant. Beginning in 2015, Mr. Dubyak shall receive an equity award worth the equivalent of approximately $147,500 for service as Executive Chairman.
New Director Equity Grants
All new directors are granted a number of RSUs, worth the equivalent of $50,000 at the then current stock price. Such RSUs vest annually and are granted at the next annual stockholders meetings after the appointment.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Michael E. Dubyak (2)	$634,992	$—	$634,992
Eric Duprat	$40,278	$159,902	$200,180
Shikhar Ghosh	$75,000	$109,989	$184,989
Ronald T. Maheu	$78,750	$109,989	$188,739
George L. McTavish	$82,500	$109,989	$192,489
Rowland T. Moriarty	$100,625	$134,945	$235,570
Kirk P. Pond	$73,750	$109,989	$183,739
Regina O. Sommer	$86,250	$109,989	$196,239
Jack VanWoerkom	$69,375	$109,989	$179,364

(1)
This column is the fair value of stock awards granted on May 16, 2014. The fair value of these awards was determined in accordance with accounting standards based on the closing price of our common stock as reported by the New York Stock Exchange on the day that the award is granted. The aggregate number of RSUs outstanding for each director as of December 31, 2014 is as follows: Mr. Dubyak — 0; Mr. Duprat — 1,762; Mr. Ghosh — 1,212; Mr. Maheu — 1,212; Mr. McTavish — 1,212; Dr. Moriarty — 1,487; Mr. Pond — 1,212; Ms. Sommer —1,212; and Mr. VanWoerkom — 1,212.

(2)
Mr. Dubyak was not under the non-employee Director Compensation Plan during 2014 as he remained an employee of the Company until December 30, 2014. Compensation was paid to Mr. Dubyak in 2014 as a non-executive employee of the Company.

Fee Deferral
Directors may defer all or part of their cash fees and equity retainers into deferred stock units which will be payable in Company shares to the director 200 days following cessation of Board service.
Expense Reimbursement
Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

NON-EMPLOYEE DIRECTOR OWNERSHIP GUIDELINES
The Compensation Committee has established equity ownership guidelines for all non-employee directors. "Equity" for the purpose of these guidelines is defined to include shares of the Company’s common stock, vested restricted stock units and deferred stock units. Under the guidelines of the equity ownership program, all directors are expected to own equity equal in value to at least three times each director’s annual director cash retainer or lead director cash retainer. New directors have three years following their appointment to the Board to achieve this level of ownership. The Compensation Committee assesses progress against the guidelines each year on July 31. As of July 31, 2014, all of our non-executive directors, other than Mr. Duprat who joined the Board on March 12, 2014, exceeded the holding levels in the guidelines. Under our guidelines, Mr. Duprat has three years to accumulate sufficient equity to gain compliance with the equity ownership guidelines.

PRINCIPAL STOCKHOLDERS
This table shows common stock that is beneficially owned by our directors, our named executive officers, our current directors and officers as a group and all persons known to us to own 5 percent or more of the Company's outstanding common stock, as of March 17, 2015. The percent of outstanding shares reported below is based on 38,645,173 shares outstanding on March 17, 2015.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

Name and Address(1)	Common Stock Owned (2)	Right To Acquire(3)	Total Securities Beneficially Owned (3)	Percent of Outstanding Shares
Principal Stockholders:
Wellington Management Company, LLP(4)	3,766,433	—	3,766,433	9.7%
280 Congress Street
Boston, MA 02210
BlackRock Inc.(5)	3,130,270	—	3,130,270	8.1%
55 East 52nd Street
New York NY 10022
The Vanguard Group, Inc.(6)	2,428,421	—	2,428,421	6.3%
100 Vanguard Blvd
Malvern, PA 19355
Executive Officers and Directors:
Melissa D. Smith	41,520	8,349	49,869	*
Steven A. Elder	10,675	5,934	16,609	*
Nicola S. Morris	1,283	—	1,283	*
Hilary A. Rapkin	8,089	921	9,010	*
George W. Hogan	12,838	5,896	18,734	*
Michael E. Dubyak	82,067	—	82,067	*
Eric Duprat	—	1,762	1,762	*
Shikhar Ghosh	3,712	—	3,712	*
Ronald T. Maheu	10,870	1,212	12,082	*
George L. McTavish	8,229	1,212	9,441	*
Rowland T. Moriarty(7)	56,578	1,487	58,065	*
Kirk P. Pond(8)	28,070	1,212	29,282	*
Regina O. Sommer	7,515	1,212	8,727	*
Jack VanWoerkom	14,870	1,212	16,082	*
Directors and Executive Officers as a Group (18 Persons) (9)	293,635	31,100	324,735	*

*	Less than 1%
(1)	Unless otherwise noted, the business address for the individual is care of WEX Inc., 97 Darling Avenue, South Portland, ME 04106.
(2)
Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises or that are restricted stock unit holdings. This table does not include the following number of shares which will be acquired by our non-employee directors 200 days after their separation from our Board: 31,703 shares by Mr. Ghosh; 9,248 shares by Mr. Maheu; 22,839 shares by Mr. McTavish; 11,999 shares by Dr. Moriarty; 6,498 shares by Mr. Pond; 6,564 shares by Ms. Sommer, and 6,606 shares by Mr. VanWoerkom. Certain shares identified in this column are held through brokerage accounts and may be pledged as security.

(3)
Includes shares that can be acquired through stock option exercises or the vesting of restricted stock units through May 16, 2015. Excludes shares that may not be acquired until on or after May 17, 2015.

(4)
This information was reported on a Schedule 13G/A filed by Wellington Management Company, LLP ("Wellington") with the SEC on February 12, 2015. The Schedule 13G/A indicates that it has shared voting power over 2,906,059 shares and shared dispositive power over 3,766,433 shares. The percentage reported is based on the assumption that Wellington has beneficial ownership of 3,766,433 shares of common stock on March 17, 2015.

(5)
This information was reported on a Schedule 13G/A filed by BlackRock Inc. ("BlackRock") with the SEC on January 23, 2015. The Schedule 13G/A reported that BlackRock has sole voting power over 3,047,052 shares and has sole power to dispose 3,130,270 shares. The percentage reported is based on the assumption that BlackRock had beneficial ownership of 3,130,270 shares of common stock on March 17, 2015.

(6)
This information was reported on a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 10, 2015. The Schedule 13G/A reported that each has sole voting power over 51,641 shares, sole dispositive power over 2,379,980 shares and shared dispositive power over 48,441 shares. The percentage reported is based on the assumption that Vanguard has beneficial ownership of 2,428,421 shares of common stock on March 17, 2015.

(7)
Includes 19,000 shares held indirectly through Rubex, LLC and 15,600 shares held indirectly through the Moriarty Family Charitable Trust. Dr. Moriarty is the Chief Investment Officer and Managing Member of Rubex, LLC and disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them. Dr. Moriarty disclaims beneficial ownership of the Moriarty Family Charitable Trust shares except to the extent of his pecuniary interest in them.

(8)
Includes 2,500 shares held indirectly through the Pond Family Foundation; 700 shares held indirectly through the Loretta A. Pond Trust; and 3,000 shares held by Mr. Pond’s spouse. Mr. Pond disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(9)	In addition to the officers and directors named in this table, three other executive officers were members of this group as of March 17, 2015.

DIRECTOR INDEPENDENCE
We have considered the independence of each member of the Board. To assist us in our determination, we reviewed the NYSE independence requirements and our general guidelines for independence, which are part of our corporate governance guidelines.
To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) he or she: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, that receives contributions from the Company, provided that the Company's discretionary contributions to such organization are less than the greater of $1 million or 2 percent of that organization’s consolidated gross revenues; or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5 percent of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company's stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.
Based on our guidelines and NYSE corporate governance standards, we have determined that the following directors are independent: Eric Duprat, Shikhar Ghosh, Ronald T. Maheu, George L. McTavish, Rowland T. Moriarty, Kirk P. Pond, Regina O. Sommer and Jack VanWoerkom. In assessing the independence of Mr. VanWoerkom, the Board considered the employment relationship of an immediate family member of Mr. VanWoerkom who is not an executive officer and receives compensation of less than $120,000.
In addition, each of the members of the Audit Committee and the Compensation Committee are independent, as determined by the Board in accordance with its guidelines and the listing standards of the NYSE. We have also determined that the members of the Audit Committee satisfy the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and that the members of the Compensation Committee satisfy the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

DIRECTOR NOMINATIONS
The Corporate Governance Committee is composed entirely of independent directors as determined by the Board in accordance with its independence guidelines and the listing standards of the NYSE. Among the Corporate Governance Committee's responsibilities is recommending candidates for nomination to the Board. In that capacity, the Corporate Governance Committee recommended Messrs. McTavish and VanWoerkom (with Mr. VanWoerkom abstaining from the vote regarding his own nomination) and Ms. Sommer for election. Ms. Sommer and Mr. VanWoerkom have served as members of our Board since February 2005 and Mr. McTavish has served since January 2007.
The Corporate Governance Committee will consider candidates recommended by stockholders as potential director nominees in the same manner as candidates identified by the Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy card for the next annual meeting. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in the “Information About Voting Procedures” section of this proxy statement in the answer to the question entitled "How do I submit a stockholder proposal or director nominee for next year's annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?"
To be timely, a stockholder's notice to the Secretary of a director nominee for next year's annual meeting must be delivered to or mailed and received no earlier than January 16, 2016 nor later than February 15, 2016. However, in the event that the annual meeting is called for a date that is not within 25 days before or after May 15, 2016, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed.

Stockholder nominations must be addressed to:
    WEX Inc.
    Attention: Corporate Secretary
    97 Darling Avenue
    South Portland, ME 04106
Director Qualifications
The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Corporate Governance Committee's charter, each of which is available on our website. In addition, the Corporate Governance Committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•
Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

Our Corporate Governance Committee does not have a policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. Our Board currently is comprised of ten directors, two of whom are women and another of whom is South Asian. The Corporate Governance Committee intends to be mindful of the diversity, with respect to gender, race and national origin, of our current Board members in connection with future nominations of directors not presently serving on the Board. In addition, our Corporate Governance Committee’s charter provides that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Application of Criteria to Existing Directors
The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria listed above. However, the Committee uses its best judgment and discretion in applying the criteria to the existing directors keeping in mind the interest of the Company. The Committee considered that Mr. McTavish is beyond the stated retirement age as described in the Company’s Corporate Governance Guidelines. However, it is the Committee’s judgment that, because of his vast experience and highly specialized knowledge of the fleet and medical payments industries, Mr. McTavish's continued service on the Board is extremely important and beneficial to the Company and therefore the Committee approved an exception to the stated retirement age in this particular instance.
In addition, the Corporate Governance Committee considers the existing directors' performance on the Board and any committee, which shall include consideration of the extent to which the directors undertook continuing director education.
The backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities. The rationale for the Company's determination that each director is well suited to serve on the Board is specified with his or her respective biographical entry under the "Members of the Board of Directors" section of this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board believes that the Chief Executive Officer and her designees, as well as the Executive Chairman of the Board and Vice Chairman and Lead Director, speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives.
The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Vice Chairman and Lead Director shall, subject to advice and assistance from the General Counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.
If you wish to communicate with the Board or the independent members of the Board, you may send your communication in writing to:
    Independent Director Communication
    WEX Inc.
    Attention: Corporate Secretary
    97 Darling Avenue
    South Portland, ME 04106
You should include your name and address in the written communication and indicate whether you are a stockholder.
Governance Disclosures on Our Website
Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, at www.wexinc.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:

•	the identity of the lead director at meetings of independent directors;

•	the method for interested parties to communicate directly with the Lead Director or with the independent directors as a group;

•
the identity of any member of our Audit Committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee; and

•
contributions by us to a tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

COMPENSATION

ITEM 2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under "Executive Compensation," whom we refer to as our "named executive officers" or "NEOs," as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, or Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. The "Executive Compensation" section of this proxy statement, including the "Compensation Discussion and Analysis," describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2014.
WEX’s philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key drivers of increased stockholder value. Reflecting our pay-for-performance philosophy, a significant portion of executive compensation is performance-based, subject to increase when results exceed corporate targets, reduction when results fall below target and elimination if results do not achieve threshold levels of performance. Stockholders are urged to read the Compensation Discussion and Analysis section, beginning on page 19, of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives.
Our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to WEX Inc.’s named executive officers, as disclosed in accordance with the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board (or any committee of the Board), or create or imply any change or addition to the fiduciary duties of the Company or the Board (or any committee of the Board). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The Board has decided that the Company will hold an annual advisory vote on the compensation of our named executive officers.
We recommend a vote FOR approval of the compensation of our named executive officers.

EXECUTIVE OFFICERS
Non-Director Members of the Executive Team

Stephen R. Crowley Age 54 Senior Vice President Shared Services and Chief Information Officer
Stephen R. Crowley joined WEX as Senior Vice President, Shared Services and Chief Information Officer in July 2013. Most recently, Mr. Crowley was with Bank of America serving as Senior Vice President, Mortgage and Affiliate Services Strategy and Execution from February 2013 to July 2013 and as Senior Vice President, ePayments Delivery from August 2010 to February 2013. From July 2009 to August 2010, he was Vice President, Continuous Improvement and Global Customer Advocacy at NCR Corporation, and from February 2007 to July 2009, he was Senior Vice President, ATM Technology and Operations at Bank of America. Prior to these roles, Mr. Crowley held various high-level leadership positions at Bank of America and General Electric from 1994 to 2007.

Steven A. Elder Age 46 Senior Vice President and Chief Financial Officer
Steven Elder has served as our Senior Vice President and Chief Financial Officer since April 2011. Before that, he was our Vice President, Corporate Finance and Treasurer from December 2007 to March 2011. Prior to that, he was our Vice President, Investor Relations and Treasurer from September 2005 until November 2007. Mr. Elder has worked for the Company for over 17 years, during which time he served in a variety of financial roles of increasing responsibility. Mr. Elder began his career at Ernst & Young.

George W. Hogan Age 54 Senior Vice President, International
George Hogan has been our Senior Vice President, International since May 2014. Prior to that he was Senior Vice President and General Manager, Fleet Over-the-Road and Partner Channels from January 2014 to April 2014. He also served as the Senior Vice President and General Manager of WEX Fleet One from May 2013 to December 2013 and Senior Vice President and Chief Information Officer from November 2007 through July 2013. Mr. Hogan joined WEX in January 2007 as Vice President of Enterprise Architecture.

Kenneth Janosick Age 53 Senior Vice President and General Manager, Global Fleet Direct
Kenneth Janosick has been our Senior Vice President and General Manager, Global Fleet Direct since January 2014. He also served as the Senior Vice President, Small Business Solutions from December 2010 to December 2013. He joined WEX as Vice President, Product and Marketing in January 2009 and served in that role until December 2010. Before that, Mr. Janosick was a First Vice President at JPMorgan Chase bank from November 2006 until November 2009 with responsibility for Relationship Banking and Investments and the Small Business Division.

Nicola S. Morris Age 49 Senior Vice President, Corporate Development
Nicola Morris has been our Senior Vice President, Corporate Development since February 2014. She is responsible for managing corporate development and strategic planning, directing corporate marketing, and overseeing early stage product development.  Prior to joining WEX, she worked for Verizon Communications, a global communications and technology company, from January 2006 through January 2014, where she served as the Vice President, Global Corporate Strategy from November 2011 to January 2014. Prior to that role, she held the positions of Vice President and Chief Marketing Officer from October 2010 to November 2011 and also that of Vice President, Strategy and Business Development, both with the Verizon Business unit from January 2006 to October 2010. Before Verizon, she held positions with MCI, Incorporated and Digex, Incorporated.

Hilary A. Rapkin Age 48 Senior Vice President, General Counsel and Corporate Secretary
Hilary Rapkin has served as our Senior Vice President, General Counsel and Corporate Secretary since February 2005. She also served, as the interim, head of human resources beginning February 2013 and assumed that role permanently on May 1, 2013. From January 1996 to February 2005, Ms. Rapkin held various positions of increasing responsibilities with the Company. Ms. Rapkin is a member of the American Bar Association, the Maine State Bar Association, the Association of Corporate Counsel, the Society of Corporate Secretaries and Governance Professionals, the Society for Human Resources and Management and the New England Legal Foundation.

Alison Vanderhoof Age 41 Senior Vice President and General Manager for Emerging Industries
Alison Vanderhoof has been our Senior Vice President, General Manager for Emerging Industries since December 2013. She is responsible for overseeing the strategic business performance of WEX's emerging industries including travel, healthcare, and employee benefits globally. Prior to WEX, Ms. Vanderhoof worked at Vistaprint, a company specializing in print on demand and mass customization for six years. She was Managing Vice President of Vistaprint's B2B unit, Strategic Partnerships, from August 2009 to August 2013. During that period, she was also Managing Vice President of North America Customer Service from January 2012 to October 2012. Before that, she was Vice President of Corporate Strategy and Corporate Development from January 2007 to August 2009.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis, or CD&A, describes our compensation objectives and programs for our "named executive officers" or "NEOs." The CD&A also describes the specific decisions, and the processes supporting those decisions, which were made with respect to 2014 for the NEOs.
For 2014, our NEOs were:

•	Melissa D. Smith, Chief Executive Officer (“CEO”) and President

•	Steven A. Elder, Senior Vice President and Chief Financial Officer (“CFO”)

•	George W. Hogan, Senior Vice President, International

•	Nicola S. Morris, Senior Vice President, Corporate Development

•	Hilary A. Rapkin, Senior Vice President, General Counsel and Corporate Secretary
CD&A Table of Contents
To assist in finding important information, we call your attention to the following sections of our CD&A:

Executive Summary
Summary of WEX’s Business. WEX Inc. is a leading multi-channel provider of corporate payment solutions that operates in two business segments: Fleet Payment Solutions and Other Payment Solutions. The Fleet Payment Solutions segment provides customers with fleet vehicle payment processing services specifically designed for the needs of commercial and government fleets, through a closed-loop network that offers complete control of the transaction life cycle. During 2014, Fleet Payment Solutions revenue represented approximately 69 percent of our total revenue. The Other Payment Solutions segment focuses on the complex payment environment of business-to-business payments, providing customers with payment processing solutions for their corporate payment and transaction monitoring needs. Other Payment Solutions revenue, which represented approximately 31 percent of our total revenue during 2014, is generated primarily in two markets, travel and healthcare.
Our businesses focus on streamlining and modernizing payment environments to give customers greater control over their business, resulting in smarter decisions, lower operating costs, higher efficiency and greater customer satisfaction.
2014 Company Performance Highlights. 2014 was a strong year for WEX. Total revenue grew 14% and adjusted net income, a non-GAAP measure, grew 8% versus 2013. Our strong performance - over time - is shown in the following financial metrics and total stockholder return charts. We have designed our performance-based annual and long-term incentive awards for executives to, among other things, align compensation with performance against these metrics.

This performance was driven by continued execution against our multi-pronged strategy to grow organically and through mergers and acquisitions, further globalize our business, and drive scale across the organization. Selected additional achievements during 2014 included:

w
On July 16, 2014, we completed the acquisition of Evolution1 for $532.2 million, net of cash acquired. Evolution1 developed and operates an all-in-one, multi-tenant technology platform, card products, and mobile offering that support a range of healthcare account types. This includes consumer-directed payments for health savings accounts, health reimbursement arrangements, flexible spending accounts, voluntary employee beneficiary associations, and defined contribution and wellness programs. WEX acquired Evolution1 to enhance its capabilities and positioning in the growing healthcare market.

w
On December 1, 2014, WEX acquired the assets of ExxonMobil's European Esso portfolio in Europe through its majority owned subsidiary, WEX Europe Services Limited. Under the terms of the transaction, we purchased ExxonMobil’s commercial fleet fuel card program which included operations, funding, pricing, sales and marketing in nine countries in Europe for approximately $378.5 million in aggregate consideration. As part of this transaction, both parties agreed to enter into a long term supply agreement to serve the current and future Esso Card customers and to grow the business. As a result of this transaction, we are making investments relating to the integration of operations and systems.

w
On July 29, 2014, we sold our wholly-owned subsidiary Pacific Pride for $49.7 million, which resulted in a pre-tax gain of $27.5 million. The Company decided to sell the operations of Pacific Pride as it did not align with the long-term strategy of the core fleet business. The Company has entered into a multi-year agreement with the buyer that will continue to allow WEX branded card acceptance at Pacific Pride locations.

w	We purchased approximately 200,000 shares of our common stock for $19.8 million during the first half of 2014.
w	We have diversified our revenue base to where 20% of it is now generated outside of the United States.

(1) PPG Adjusted Revenue is revenue adjusted for changes in fuel prices and the impact of acquisitions and divestitures. We use this adjustment in our incentive programs to ensure that payouts are not artificially increased or decreased by changes in the price of fuel. The 2014 revenue goals and revenue results were adjusted to a PPG of $3.49 US and A$1.31 (per liter) Australian.

(2) Adjusted Net Income for purposes of compensation means Adjusted Net Income as reported in the Company's Form 8-K reporting the Company's results for the performance period and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges.

Summary of WEX’s 2014 Executive Compensation Program. A summary of our executive compensation program during 2014 is provided below.

- Generally, we target total direct compensation (salary/ annual bonus/ long-term incentives) within a competitive range of the market median.
- During 2014, on average, target total direct compensation of our NEOs was positioned between the 25th percentile and median of the market, as more fully described in the Peer Group discussion below.
- Pay will vary above or below target based primarily on corporate and, to a lesser degree individual, quantitative performance outcomes.

Compensation Element	2014 Element
Base Salary ▪ Fixed rate of pay
Among NEOs, excluding the CEO, increases averaged 7%, reflecting market-based adjustments.
Ms. Smith, our CEO, received a 17% increase, reflective of her recent promotion to CEO, which still positioned her salary well below median.

Short-term Incentive Plan ("STIP")

  ▪ Payout can range from 0-200% of target
  ▪ 70% of payout based on common, corporate financial goals
1.
Adjusted net income (50%)
2.
PPG Adjusted revenue (20%)
  ▪  30% of payout based on pre-defined quantitative individual goals (details below) which we call strategic objective goals

Payments averaged 108% of target, based on objective performance against pre-defined quantitative goals.
Long-Term Incentive Plan ("LTIP")
Growth Grant PSUs are not intended to be an annual award. We consider 1/3 of the 2014 Growth Grant applicable to target compensation during each of 2014, 2015, and 2016. Our target mix during 2014 was:
36% Performance Stock Units (PSUs).
▪
Payout can range from 0-200% of target
▪
1-year performance goals; if earned, additional 2-year time-based vesting requirement
▪
Goals weighted 60% adjusted net income, and 40% PPG adjusted revenue
24% Restricted Stock Units (RSUs).
▪
3-year vesting requirement
▪
Reward long-term stockholder value creation and encourage retention
40% Growth Grant PSUs.
▪
Payout can range from 0-200% of target
▪
2014-16 (3-year) performance goals
▪
Goals weighted 60% PPG adjusted revenue, and 40% adjusted net income

Payout of 2014 PSUs was 114% of target.
Given the strategic importance of efficiently growing sales, we include a revenue and income performance measure in both our short-term and long-term incentive programs.
PPG Adjusted Revenue reflects top line financial performance, which we believe is a strong indicator of our long-term ability to drive stockholder value.
Adjusted net income reflects bottom line financial performance, which we believe is directly tied to stockholder value on a short-term basis.

Pay Mix. The majority of CEO compensation is variable (“at risk”). For 2014, 88% of target total direct compensation was variable for our CEO. This directly ties pay to company performance outcomes, including financial results, strategic initiatives, and stock price performance.
2014 CEO Pay Mix

The majority of the compensation for the remaining NEOs, is also variable, with an average of 79% of the target total direct compensation being tied directly to Company performance outcomes, as described above.
Key Compensation Practices. Key executive compensation practices are summarized below. We believe these practices promote alignment with the interests of our stockholders.

What We Do
✓	Directly link pay to performance outcomes, operational results and stockholder returns
✓	Target total direct compensation (base / cash bonus / long-term incentives) within a competitive range of the market median
✓	Maintain a cap on CEO incentive compensation payments (200 percent of target)
✓	Have stock ownership guidelines for NEOs, including a retention requirement until stock ownership is achieved
✓	Double-trigger change-in-control severance benefits
✓	Anti-hedging policy for all executives officers
✓	Review share utilization annually
✓	Very limited perquisites
✓	Offer executives the same health and welfare benefits as other salaried employees
✓	Devote significant time to management succession and leadership development efforts
✓	Design incentive compensation plans to optimize tax deductibility
✓	Utilize an independent compensation consultant

What We Don’t Do
X	No payment of dividends or dividend equivalents on unearned RSUs or PSUs
X	No excise tax gross-ups upon a change-in-control
X	No re-pricing of underwater stock options without stockholder approval
X	No excessive severance or change-in-control benefits

Process for Determining Executive Compensation
Compensation Committee. The Compensation Committee, composed solely of independent directors and referred to in the proxy statement as the Committee, is responsible for our executive officer compensation decisions. The Committee works very closely with its independent consultant and management to examine pay and performance matters throughout the year. The Committee held 6 meetings over the course of 2014, all of which either ended or started with an executive session without management present. The Committee charter may be accessed through the “Governance” link found on our website at: http://ir.wexinc.com/phoenix.zhtml?c=186699&p=irol-govhighlights.
In the first quarter of each fiscal year, the Committee reviews the Board’s assessment of the CEO's performance with the CEO and reviews the Company's results for the prior year. In addition, the Committee approves the following, as explained below: changes to executive base salaries and incentive targets, if any, for the current year; STIP payout, if any, for the previous fiscal year; STIP design and targets for the current fiscal year; vesting of performance-based restricted stock units granted under the LTIP, if any, for previous years; and LTIP metrics, targets and grants for the current fiscal year.
Agenda items for the second quarter vary each year but always include a review of Company performance and progress toward the achievement of incentive plan targets. Typically, this also includes a retrospective assessment of the senior executive pay versus performance relationship.
The Committee generally conducts its annual review of executive compensation in the third or fourth quarter of each year. The Committee is provided a report from its independent compensation consultant who compares the compensation of Company executives to a peer group of companies, details appropriate survey data and provides recommendations for compensation actions.
In the final quarter of each fiscal year, management generally presents the Committee with recommended executive compensation changes for each element of compensation.
The design of the STIP and LTIP is typically discussed over multiple meetings prior to the actual approval of the plans in the first quarter of each year. The discussions generally focus on the metrics to be utilized, the difficulty of the performance goals and the weightings for each metric. Other items that are addressed on an annual basis include a review of the committee's charter, compliance with executive and director stock ownership guidelines, and a compensation-related risk assessment.
Executive Management. Our SVP, Human Resources, acting under the supervision of the CEO and working with members of our Human Resources, Legal and Finance departments, is responsible for coordinating and implementing executive compensation and discussing significant proposals or topics impacting executive compensation at WEX with the Committee. This includes development of compensation recommendations, in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A. The CEO, CFO, General Counsel and Corporate Secretary, SVP, Human Resources, and Legal Director and Assistant Corporate Secretary are invited to, and generally do, attend Committee meetings.
The Committee has exclusive authority for approving the compensation of the CEO and the other NEOs. The CEO meets with the Committee and the compensation consultant to discuss company and individual performance objectives and outcomes, and review compensation recommendations for executive officers directly reporting to her, including the other NEOs. Thereafter, the Committee meets privately with the independent compensation consultant to review and determine compensation of our CEO. In addition, the Committee sets the targets each year for compensation plan performance for our officers; management provides input and recommendations with respect to such targets, as well as information and analyses, as requested by the Committee.
Independent Compensation Consultant. The Committee has the authority to retain and terminate a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. During 2014, the Committee directly retained Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Committee included:

•	Preparing analyses and recommendations to inform the Committee’s decisions related to executive and director compensation;

•	Providing updates on market trends and the regulatory environment, as they relate to executive and director compensation;

•	Reviewing and commenting on management proposals presented to the Committee; and

•	Working with the Committee to validate the pay-for-performance relationship, and support alignment with stockholders.
The Committee assessed the independence of CAP pursuant to SEC and NYSE rules, and concluded that no conflict of interest exists that would prevent CAP from providing independent advice to the Committee. CAP will not perform other services for WEX without the consent of the Chair of the Committee. CAP meets with the Committee Chair and the Committee outside the presence of management. In addition, CAP participates in all of the Committee’s meetings and, when requested by the Committee Chair, in preparatory meetings and executive sessions.

Total Compensation - Objectives and Philosophy
Objectives. Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of: base salary, annual cash bonus, and long-term incentives.
Compensation Philosophy. Generally, we target total direct compensation (salary, annual bonus and long-term incentives) within a competitive range of the market median. Sustained performance may be recognized in individual pay components. Pay may vary above or below target based on actual performance outcomes. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions, and individual performance.
2014 Total Direct Compensation
We structure NEO total direct compensation so that the majority is delivered in the form of equity awards, in order to provide incentives to work toward growth of long-term profitability that will enhance stockholder returns. We also structure NEOs’ cash compensation so that a significant portion is at risk under the company’s short-term incentive plan, payable primarily based on enterprise results, and to a lesser degree based on individual performance. We further detail each component of total direct compensation below.
Base Salary.  We review base salaries annually, but we do not necessarily award salary increases each year. In determining base salary levels for executive officers, the Committee considers the following qualitative and quantitative factors: job level and responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity, and our objective of paying competitive total direct compensation if performance is met. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion. Year-end NEO salaries were as follows:

Name	Salary			Rationale for Increase
	2013	2014	% Increase (2013-2014)
Smith, Melissa D. CEO & President	$450,000	$525,000	17%	New to role; well below median
Elder, Steven A. SVP & CFO	$310,000	$335,000	8%	Market-based adjustment; below median
Morris, Nicola S. SVP, Corporate Development	—	$300,000	—	Hired during 2014
Rapkin, Hilary A. SVP, General Counsel and Corporate Secretary	$300,000	$325,000	8%	Market-based adjustment; below median
Hogan, George W. SVP, International	$289,000	$300,000	4%	Market-based adjustment; below median
		Average:	9%
Short-Term Incentive Plan (“STIP”).  We establish a cash bonus target for each executive officer based upon their position within the company, responsibility and competitive cash bonus opportunity for similar positions in other companies. Final actual payouts may range from 0% to 200% of the target bonus opportunity based on actual performance outcomes. The following tables describe 2014 NEO performance goals and results for each component of the bonus, and the actual cash bonus award for each NEO.

	Weighting by NEO
Company Goals
	M. Smith	S. Elder	G. Hogan	N. Morris	H. Rapkin
Corporate Financial Goals
Adjusted Net Income(1)	50%	50%	50%	50%	50%
PPG Adjusted Revenue(2)	20%	20%	20%	20%	20%
Corporate ANI Margin % (3)	15%	10%
Strategic Objective Goals
Emerging Industries Revenue (4)				10%
M&A Capital Allocation (5)	15%			20%	10%
CIC of European Joint Venture (6)		10%	10%		10%
Customer Specific Requirements (7)		10%
Customer Specific Development (8)			10%
APAC Market Entry (9)			10%		10%
STIP payout as a percentage of target based on 2014 performance	120%	96%	87%	130%	107%

Corporate Financial Goals

(1) Adjusted Net Income for purposes of compensation means Adjusted Net Income as reported in the Company's Form 8-K reporting the Company's results for the performance period and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges.

(2) PPG Adjusted Revenue is revenue adjusted for changes in fuel prices and the impact of acquisitions and divestitures. We use this adjustment in our incentive programs to ensure that payouts are not artificially increased or decreased by changes in the price of fuel. The 2014 revenue goals and revenue results were adjusted to a PPG of $3.49 US and A$1.31 (per liter) Australian for the purposes of calculating STIP payout.

(3) Corporate ANI Margin % is Adjusted Net Income, as defined above, divided by revenue adjusted for acquisitions and divestitures.

Strategic Objective Goals

(4) Emerging Industries Revenue is the measurement of new revenue obtained from the health care market, expanded travel products and other new geographies or industries.

(5) M&A Capital Allocation is a measure of corporate merger and acquisition activity during the calendar year that reflects strategic and financial objectives.

(6) CIC of European Joint Venture is a performance indicator related to the timing of certain milestones relating to completion of our acquisition of the Esso portfolio in Europe.

(7) Customer Specific Requirements is a performance measurement of customer specific requirements and specifications on time-frames and costs consistent with aggregate business models.

(8) Customer Specific Development is a performance measurement of the completion of business requirements as agreed to with specific customers within estimated cost parameters.

(9) APAC Market Entry is a performance measurement of revenue generated in the new Asian-Pacific markets.

Company Goals	Threshold	Target Performance Goal	Maximum	Actual Result(1)	2014 Earned Payout Factor(2)
Corporate Financial Goals
Adjusted Net Income	$152,988,261	$191,235,326	$218,008,272	$193,272,070	108%
PPG Adjusted Revenue	$654,967,069	$770,549,493	$809,076,968	$777,606,242	118%
Corporate ANI Margin %	23.36%	24.82%	26.95%	24.6%	84%

(1) Result as determined under the 2014 WEX Inc. Short-Term Incentive Program.
(2) Payout factor represents payout level based on 25 percent payout for threshold performance, 100 percent payout for target performance, 200 percent payout for maximum performance, interpolation on a straight-line basis between these levels of performance based on the actual result.

Strategic Objective Goals

In addition to the performance with respect to Corporate Financial Goals described above, the actual achievement of the Corporate Strategic Goals actual results ranged from: (i) 0% in the cases of the Customer Specific Requirements, Customer Specific Development, and APAC Market Entry; to (ii) 100% in the case of CIC of European Joint Venture; to (iii) 124% in the case of Emerging Industries Revenue; to (iv) 200% in the case of M&A Capital Allocation. The quantitative threshold, target and maximum payout objectives for each of the Corporate Strategic Goals were designed to focus attention of various initiatives that the Company determined were important to advancing strategic plans. As indicated by the actual result achieved, employees were assigned challenging objectives such that satisfying the objectives was substantially uncertain.

			2014 STIP Bonus ($)			Actual Percentage of Target Paid
Name	2014 FYE Salary	Eligible Earnings(1)	Threshold (25% of Target)	Target	Maximum (200% of Target)		Actual Award ($)
M. Smith	$525,000	$504,798	$113,579	$454,318	$908,636	120%	$545,318
S. Elder	$335,000	$330,193	$45,401	$181,606	$363,212	96%	$174,051
N. Morris	$300,000	$261,922	$29,466	$117,865	$235,730	130%	$153,084
H. Rapkin	$325,000	$320,192	$40,024	$160,096	$320,192	107%	$172,039
G. Hogan	$300,000	$297,832	$37,229	$148,916	$297,832	87%	$130,242

(1) STIP Eligible Earnings include total gross pay for the applicable plan year excluding salary or wages classified by the Company as disability pay, commission/incentive pay and bonuses.
Long-Term Incentive Compensation. The Company provides long-term equity-based incentives through the long-term incentive plan (“LTIP”). Grants under the LTIP have generally been provided as a mix of PSUs, which vest from 0% to 200% based on the achievement of performance goals, subject to further service-based vesting described below, and RSUs, which vest based on the passage of time. The metric used to determine the vesting of PSUs has generally been the achievement of adjusted net income targets and/or revenue targets set by the Committee. PSUs and RSUs generally vest over a three year period of employment.
We aim to provide long-term awards such that together with cash compensation, target total direct compensation is within a competitive range of the market median. Compensation is intended to vary based on company and individual performance outcomes. The Committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making awards to any individual, the Committee does not consider his or her gains made, or failure to achieve gains, on prior restricted stock, stock option or performance stock unit awards.

2014 International Special Incentive Plan. In May 2014, the Committee approved a special, one-time, cash incentive of $50,000 for Mr. Hogan designed to incent Mr. Hogan's support of the corporate organizational goals for international business development and in recognition of Mr. Hogan's mid-year transition to a new role managing WEX's international business. Performance under the International Special Incentive Plan was contingent on the achievement of a revenue target for international business of $50 million during 2014. Following the conclusion of the performance period, the Committee determined that actual performance exceeded the $50 million target and the $50,000 payment was earned.

2014 LTIP. The 2014 LTIP was designed to support our long-term strategic plan and reward each of the NEOs for his or her contribution to the achievement of plan goals in 2014. NEO equity grants were 60% PSUs and 40% RSUs. The RSUs in the 2014 LTIP vest equally over three years on the anniversary of the grant date. Other than the Growth Grant, the PSUs also vest, assuming performance criteria is met, in equal annual installments over three years on the anniversary of the grant date.
In 2014, the Company was required to achieve threshold results for adjusted net income in order for any portion of the LTIP to be paid to any employees. The following table illustrates performance objectives and final payout rate of 2014 LTIP PSUs to shares of Company common stock for NEOs:

Company Goals	Weight	Threshold	Target Performance Goal	Maximum	Actual Result (1)	2014 Earned Payout Factor(2)
Adjusted Net Income(3)	40%	$152,988,261	$191,235,326	$218,008,272	$193,272,070	108%
PPG Adjusted Revenue(4)	60%	$654,967,069	$770,549,493	$809,076,968	$777,606,242	118%
PSU Conversion based on 2014 performance						114%

(1) Result as determined under the 2014 WEX Inc. Long-Term Incentive Program.
(2) Payout factor represents payout level based on 25 percent payout for threshold performance, 100 percent payout for target performance, 200 percent payout for maximum performance, interpolation on a straight-line basis between these levels of performance based on the actual result.
(3) Adjusted Net Income means Adjusted Net Income as reported in the Corporation's Form 10-K reporting the Corporation's results for the performance period and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense.
(4) PPG Adjusted Revenue is revenue adjusted for changes in fuel prices and the impact of acquisitions. We use this adjustment in our incentive programs to ensure that payouts are not artificially increased or decreased by changes in the price of fuel. The 2014 revenue goals and revenue results were adjusted to a PPG of $3.49US and A$1.31 (per liter) Australian for the purposes of calculating 2014 LTIP PSU conversion levels.

2014 Growth Grant PSUs. From time to time, the Committee has supplemented annual PSU grants with additional awards of equity in order to incent the achievement of long-term strategic goals to further support stockholder value creation. In March of 2014, the Committee approved awards of PSUs to key employees, including the NEOs. This 2014 Growth Grant is intended to reward and retain key employees driving long term strategic plan and operational deliverables in support of our next phase of growth over a defined 3-year period, with corresponding 3-year goals. The Committee believes that periodic equity awards with performance metrics extending beyond the current fiscal year leads certain key employees to focus on strategic objectives that are best measured over longer periods of time. The PSUs will vest in March 2017, if at all, based on performance against 2016 PPG Adjusted Revenue (weighted 60%) and 2016 Adjusted Net Income (weighted 40%) performance hurdles which were established at the time of the grant in 2014.
The actual PSU award payout with respect to the 2014 Growth Grant will be made in shares of our common stock and can range from 0% to 200% of the target number of performance stock units awarded. These awards are subject to a share price cap, such that the number of shares paid will be reduced if the price of the shares when paid exceeds 200% of the price of the shares on the first day of the date of grant. Specific goals will be disclosed in the 2017 proxy statement, once the performance period is complete.

2013 FleetOne Integration Long-Term Incentive Program. In March 2013, the Committee approved a one-time, special incentive of 6,369 PSUs for Mr. Hogan designed to support our objective of maximizing the synergies available to the Company through the FleetOne acquisition. PSUs are earned under this award based on achievement relative to specific business unit hurdles, with 50% of the award having been subject to 2013 performance and 50% subject to 2014 performance.

As of April 25, 2014, Mr. Hogan, who was serving as SVP and General Manager, Fleet Over-the-Road and Partner Channels, assumed responsibilities as the SVP, International. As a result of this transition, the Committee amended the award to provide that the then remaining 50% of the award that was eligible to vest based on 2014 performance metrics would instead vest based on the sum of (i) actual performance on the EBITDA, PPG Adjusted Revenue and Synergies metrics for the period from January 1, 2014 through and including June 30, 2014 and (ii) projected performance on the metrics for the period from July 1, 2014 through and including December 31, 2014. This performance was determined to be 149% of target, resulting in the Committee determining that a total of 4,745 of PSUs were eligible to be earned under the award.
Peer Group
We have created a compensation structure that focuses on the median of our selected peer companies, but also allows total compensation to vary to reflect considerations, such as company performance, individual experience, job responsibilities and performance factors.
A key element of this process is selecting a relevant peer group against which we compare our elements of pay. The Committee reviews and determines the composition of our peer group on an annual basis, considering input from its independent compensation consultant. For 2014, our peer group consisted of the same 10 companies, as shown below, whose aggregate profile was comparable to WEX in terms of size, industry and competition for executive talent as in 2013.

2014 Peer Group
Cardtronics Inc.	Green Dot Corporation
CSG Systems International Inc.	Heartland Payment Systems, Inc.
Dealertrack Technologies, Inc.	Higher One Holdings, Inc.
FleetCor technologies, Inc.	Total System Services, Inc.
Global Payments Inc.	VeriFone Systems, Inc.

	WEX	Peer Median
Market Capitalization (at 12/31/2014)	$3,835	$2,179
2014 EBITDA Margin	45%	18%
2014 Revenue	$818	$1,127
3-Year Revenue Growth	48%	36%
3-Year TSR (at 12/31/2014)	22%	19%
Note: All dollars in millions.

For certain NEOs, data relating to the peer group is supplemented with functional data from two general executive compensation surveys conducted by national compensation consulting firms: Mercer Executive Survey and Radford Global Technology Survey - US. With respect to these surveys, the identity of the individual companies comprising the survey data is not considered by the Committee in its evaluation process. Peer group data and other information provided to the Committee were considered in setting target compensation levels for our NEOs. For purposes of defining the market for each individual role, the Committee used the peer group data for the CEO and CFO, and/or the survey data described above for the other NEOs.
During 2014, on average, target total direct compensation of our NEOs was positioned between market 25th percentile and median of the market. Adjustments are typically made when we believe that there is a market-based gap and/or warranted by individual performance.

Strong Say on Pay Support and Stockholder Engagement
We have adopted a policy of conducting an annual advisory vote on executive compensation. While this vote is not binding on us, our Board of Directors and the Committee value the opinions of our stockholders. At our 2014 Annual Stockholders Meeting, approximately 98% of votes cast supported WEX’s executive compensation program. We received a similar level of stockholder support in 2013. Management and the Compensation Committee reviewed our stockholders’ affirmative 2014 Say-on-Pay vote, and believe it to be a strong indication of support for WEX’s executive compensation program and practices.
In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management and representatives of our stockholders.

Changes for 2015
Though encouraged by strong stockholder support for our compensation program exhibited through our Say on Pay vote results, we refined our executive compensation program for 2015. The changes - outlined below - are intended to best support our business strategy and executive alignment with longer-term value creation for stockholders, taking into account views of various internal and external stakeholders.

Changes We've Made For 2015	Rationale
Peer Group
Refined list of companies used for executive compensation benchmarking. w Removed 3 companies and added 4 companies.	Position WEX closer to median, overall, in terms of market capitalization, revenue, and EBITDA margin, among companies with a comparable business, industry, and operating model.
Short-Term Incentive Plan
100% of short-term incentive plan payouts will be funded based on a common set of goals across senior most executive team (an increase from 70% in 2014).
w Common financial and strategic goals:
•
2014 and 2015. 50% adjusted net income and 20% adjusted revenue
•
New in 2015. 15% pre-tax margin and 15% revenue diversification
w Individual modifier added to program, based on pre-
     defined goals.
•
Will not apply to CEO
•
Individual bonus may be adjusted down to zero or up to 125%, with no payout greater than 200% of target

w In determining new common corporate financial goals,
      the Committee considered the board-approved
      strategic plan, management input and stockholder
      feedback.
w Increasing weighting on common corporate financial/
      strategic goals supports team-based approach among
      senior executives.
w Individual modifier allows CEO flexibility to
      recognize performance results against a broader set of
      pre-defined goals.
•
Supports business strategy, as not everything an
executive does well - or not well - is fully reflected in the 4 common corporate financial/strategic metrics
•
While providing flexibility, design manages "pool" of dollars around amount funded from quantitative corporate financial/ strategic goals
•
For most senior executives, including the NEOs, the Committee reviews and needs to approve CEO recommendation for any adjustments

Long Term Incentive Plan (“LTIP”)
w Eliminate future triennial Growth Grant. In its
      place transition annual PSU award to a 3-year
      performance measurement period.
w We are increasing the time horizon associated
       with annual LTIP awards.
•
2015:  Add stock options to annual grants, with a 10-year term; 25% for CEO and 20% for other NEOs
•
2016, 2017:  Extend PSU performance period from 1 year to multi-year performance period
w Modify profitability metric used in PSU grant, to
      reduce overlap in performance metrics with
      short-term incentive program.
•
Maintaining a revenue goal in both short- and long-term incentive programs, given the strategic importance of growing sales

w We believe an emphasis on performance-contingent
       long-term incentives is appropriate.
w Changes support balance of mid-term financial results
       with building long-term value through thoughtful
       investments in innovation and process engineering.
w In making the changes, the Committee considered:
•
Typical time horizons of investment and M&A decisions, which can extend beyond 3 years;
•
Retention considerations; and
•
Competitive practice.

Other Compensation Program and Governance Features.
Compensation Risk Analysis. Our Compensation Committee has concluded that we have an executive compensation program that balances competitive compensation with performance incentives and does not use compensation policies or practices - across all employee groups - that could create risks that are reasonably likely to have a material adverse effect on the Company. Select identified risk-mitigation features with respect to our NEOs include the following:

•	A competitive base salary, which provides executives with ongoing income;

•	Capped payout levels for all performance-based incentives;

•	Rigorous budget and goal setting processes that involve multiple levels of review;

•	Use of common performance metrics;

•	Different performance-measurement and time-based vesting requirements between our short-term and long-term incentive programs;

•	Robust stock ownership guidelines and anti-hedging policy; and

•	Committee approval for all officer compensation.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductibility of compensation paid to our NEOs (excluding the CFO) to $1 million during any fiscal year unless such compensation is “performance-based.” In general, we seek to structure incentive compensation arrangements in a manner that complies with these tax rules. The Committee reserves the right to pay compensation that may exceed the limits on tax deductibility or not satisfy the performance-based award exception, such as time-based restricted stock units, if it determines doing so is in our and our stockholders’ best interests.
Accounting Implications. In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.
Executive Stock Ownership Guidelines. In order to further align the interests of management and stockholders, we maintain stock ownership guidelines for our executives. As seen below, we recently enhanced the ownership guidelines. The guidelines require that executives attain a specified level of ownership of shares of the company’s common stock equal in value to a multiple of base salary within the later of five years of the executive’s appointment to their role or the applicability of these new guidelines:

2014 Guidelines		2015 Guidelines
Role	Multiple of Base Salary	Role	Multiple of Base Salary
Chief Executive Officer	4.0x	Chief Executive Officer	5.0x
Executive Vice President	2.5x	Executive Vice Presidents and Senior Vice Presidents	3.0x
Other Executive Officers	1.5x	Vice Presidents	1.0x

Until the minimum level of ownership is achieved, executives must retain, net after tax, 50% of any earned PSUs upon vesting, any RSUs upon vesting, and/or any stock options upon exercise.

The Compensation Committee reviews the ownership level for covered executives each year, at July 31 using a three month average stock price. As of the 2014 measurement of ownership, all NEOs were in compliance with the guidelines. "Equity," for the purposes of executive ownership guidelines, includes shares of our common stock owned directly or indirectly and ownership interests in the WEX Common Stock Fund held in the Company's 401(k) Plan, as well as 50% percent of unvested time-based RSU awards. Stock options and unearned, unvested PSUs are not counted.
Anti-Hedging Policy. As part of our insider trading policy, our directors and executive officers are prohibited from engaging in any hedging or monetization transactions of our common stock, including through the use of financial instruments such as short sales "against the box" and purchases or sales of puts, calls, or other "derivative securities" involving the Company’s stock.
Compensation Recovery. Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced previously paid incentive compensation, we can recoup the amount of any improper payments from our Chief Executive Officer and Chief Financial Officer. In addition, we intend to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that Act. We have elected to defer adoption of a clawback policy until the SEC issues guidance as to the required elements of such a policy to ensure that we are able to implement a single fully compliant policy at one time, rather than implementing a policy that may require significant modifications after the SEC regulations are issued.
Nicola Morris Sign-On Award. In connection with Ms. Morris joining WEX, she was paid a total sign-on award of $100,000. This sign-on award was paid in two equal tranches of $50,000 in February and August of 2014 and was paid as an incentive for Ms. Morris joining the company and due to Ms. Morris foregoing financial incentives from her previous employer.
Benefits and Perquisites. We provide competitive benefits to attract and retain high performing associates at all levels. This includes a health and welfare benefits package and a 401(k) plan. In 2014, the Company also paid relocation benefits to Ms. Morris in connection with her move to Maine to join the Company.
Nonqualified Deferred Compensation. The Company administers an Executive Deferred Compensation Plan, or EDCP, that provides each of the executive officers with the opportunity to defer up to 80 percent of base salary and/or up to 98 percent of short-term incentive compensation. The Company provides a match of up to 6 percent of the participant’s short-term incentive compensation deferred into the EDCP. Investment income on contributions and Company match is accrued for participants to reflect performance of investment funds identified by each participant during their annual election period. The investment funds and their performance used to calculate earnings in the EDCP generally mirror those used in the 401(k) Plan.
Each of the NEOs serving in his or her role at the time of election who was eligible to participate chose to defer a portion of his or her 2014 bonus into the EDCP in 2015.
Prior to our initial public offering, we offered the WEX Inc. Supplemental Investment and Savings Plan, or SERP, which allowed participants to defer compensation. The SERP was frozen to new contributions on December 31, 2004. Ms. Smith has a balance in this plan, which continues to earn investment returns based on the funds she selects from an available menu. These investment returns are market competitive for the type of funds offered; there is no preferential interest earned in either the EDCP or SERP accounts. No other executive officers participated in the SERP when it was an active plan.

COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management. Based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014.
THE COMPENSATION COMMITTEE

Shikhar Ghosh, Chair
Kirk P. Pond
Regina O. Sommer
Jack VanWoerkom

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Melissa D. Smith	2014	$515,048	$—		$3,392,039	$—	$545,318	$7,441	$39,957	$4,499,803
Chief Executive Officer	2013	$441,807	$—		$749,889	$—	$374,297	$17,257	$31,676	$1,614,926
	2012	$426,777	$—		$529,968	$—	$276,518	$9,578	$34,830	$1,277,671

Steven A. Elder	2014	$330,192	$—		$1,180,145	$—	$174,051	$—	$27,764	$1,712,152
Senior Vice President and Chief Financial Officer	2013	$305,385	$—		$399,963	$—	$202,730	$—	$25,405	$933,483
	2012	$272,308	$—		$224,997	$—	$131,752	$—	$22,091	$651,148

Nicola S. Morris	2014	$261,923	$100,000	(6)	$986,740	$—	$153,084	$—	$209,401	$1,711,148
Senior Vice President, Corporate Development	2013	$—	$—		$—	$—	$—	$—	$—	$—
	2012	$—	$—		$—	$—	$—	$—	$—	$—

Hilary A. Rapkin	2014	$320,192	$—		$1,006,434	$—	$172,039	$—	$24,184	$1,522,849
Senior Vice President, General Counsel	2013	$290,399	$—		$299,936	$—	$182,863	$—	$19,119	$792,317
	2012	$273,805	$—		$199,969	$—	$112,197	$—	$13,559	$599,530

George W. Hogan	2014	$297,832	$—		$1,006,434	$—	$180,242	$—	$21,186	$1,505,694
Senior Vice President, International	2013	$288,725	$—		$749,943	$—	$152,014	$—	$19,119	$1,209,801
	2012	$287,432	$—		$249,961	$—	$117,781	$—	$13,559	$668,733

(1)	Includes amounts that may be contributed by each named executive officer on a pre-tax basis to the company's 401(k) plan and Executive Deferred Compensation Plan.
(2)
The amounts shown in this column represent the aggregate grant date fair value of stock awards made during 2014, 2013, and 2012, respectively, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the Company's audited financial statements for the fiscal years ended December 31, 2014, 2013, and 2012, included in the Company's Annual reports on Form 10-K filed with the Securities and Exchange Commission on February 26, 2015, February 27, 2014, and March 1, 2013, respectively. For the PSUs granted in March 2014, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of the 2014 PSU awards at the grant date assumes that the highest level of performance conditions was achieved and was $5,784,015, $2,000,297, $1,333,409, $1,752,863 and $1,752,863 for Ms. Smith, Mr. Elder, Ms. Morris, Ms. Rapkin and Mr. Hogan respectively. The value of the 2013 PSU awards at the grant date assumes that the highest level of performance conditions was achieved and was $659,876, $479,924, $0, $269,928 and $1,299,905 for Ms. Smith, Mr. Elder, Ms. Morris, Ms. Rapkin and Mr. Hogan respectively. The value of the 2012 PSU awards at the grant date assumes that the highest level of performance conditions was achieved and was $635,937, $269,971, $0, $239,860 and $299,953 for Ms. Smith, Mr. Elder, Ms. Morris, Ms. Rapkin and Mr. Hogan respectively.

(3)
The amounts shown reflect the cash incentive awarded in March 2015 for 2014 Short-Term Incentive Program results, March 2014 for 2013 Short-Term Incentive Program results, and March 2013 for 2012 Short-Term Incentive Program results, respectively and include amounts contributed by each named executive officer on a pre-tax basis to the Company's Executive Deferred Compensation Plan.

(4)	The amounts shown reflect Supplemental Investment & Savings Plan earnings.
(5)	The following table describes the elements that are represented in the "All Other Compensation" column for 2014 :

ALL OTHER COMPENSATION

Name	401(k) or Other Retirement Plan Employer Match ($)	EDCP Employer Match ($)	Other ($)		Total ($)
Melissa D. Smith	$15,077	$22,457	$—		$39,957
Steven A. Elder	$15,600	$12,164	$—		$27,764
Nicola S. Morris	$—	$—	$209,401	(a)	$209,401
Hilary A. Rapkin	$13,212	$10,972	$—		$24,184
George W. Hogan	$12,066	$9,120	$—		$21,186

(a)	Ms. Morris was reimbursed for expenses related to her relocation to Maine, including associated taxes.
(6)	Ms. Morris received a sign-on award of $100,000, in connection with her commencement of her employment in two equal $50,000 tranches in February and August 2014.

2014 GRANTS OF PLAN-BASED AWARDS
The following table represents all plan-based awards granted to the named executive officers in 2014:

Name	Type of Award(1)	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa D. Smith	STIP	—		$113,579	$454,318	$908,636	—	—	—	—	—	—	—
	RSU	3/15/2014		—	—	—	—	—	—	5,431	—	—	$500,032
	PSU	3/15/2014	(3)	—	—		2,036	8,145	16,290	—	—	—	$749,910
	PSU	3/15/2014	(4)	—	—	—	5,973	23,894	47,788	—	—	—	$2,142,097
Steven A. Elder	STIP	—		$45,401	$181,606	$363,212	—	—	—	—	—	—	—
	RSU	3/15/2014		—	—	—	—	—	—	1,955	—	—	$179,997
	PSU	3/15/2014	(3)	—	—		733	2,932	5,864	—	—	—	$269,949
	PSU	3/15/2014	(4)	—	—	$—	2,036	8,145	16,290	—	—	—	$730,199
Nicola S. Morris	STIP	—		$29,466	$117,865	$235,730	—	—	—	—	—	—	—
	RSU	3/15/2014		—	—	—	—	—	—	3,476	—	—	$320,035
	PSU	3/15/2014	(3)	—	—	—	488	1,954	3,908	—	—	—	$179,905
	PSU	3/15/2014	(4)	—	—	—	1,357	5,430	10,860	—	—	—	$486,800
Hilary A. Rapkin	STIP	—		$40,024	$160,096	$320,192	—	—	—	—	—	—	—
	RSU	3/15/2014		—	—	—	—	—	—	1,412	—	—	$130,003
	PSU	3/15/2014	(3)	—	—	—	529	2,117	4,234	—	—	—	$194,912
	PSU	3/15/2014	(4)	$—	$—	$—	1,900	7,602	15,204	—	—	—	681,519
George W. Hogan	STIP	—		$37,229	$148,916	$297,832	—	—	—	—	—	—	—
	RSU	3/15/2014		—	—	—	—	—	—	1,412	—	—	$130,003
	PSU	3/15/2014	(3)	—	—	—	529	2,117	4,234	—	—	—	$194,912
	PSU	3/15/2014	(4)	—	—	—	1,900	7,602	15,204	—	—	—	$681,519

(1)	All awards are granted under our 2010 Equity and Incentive Plan.
(2)
RSUs granted on March 15, 2014 vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of RSUs received by each named executive officer was determined by dividing the total award amount granted by the fair market value of our common stock on the date of grant.

(3)
PSUs granted on March 15, 2014 under the 2014 LTIP may convert to RSUs based on the achievement of predetermined performance goals for the Company's Adjusted Net Income and PPG Adjusted Revenue for 2014. Once converted to RSUs, these vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date.

(4)
PSUs granted on March 15, 2014 under the 2014 Growth Grant may convert to RSUs based on the achievement of predetermined performance goals for the Company's Adjusted Net Income and PPG Adjusted Revenue for 2016. Once converted to RSUs, these vest on the third anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END
The following table represents stock options and unvested stock units held by each of the named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Melissa D. Smith	5,910	—	—	$13.60	3/5/2017	12,334	$1,220,079	32,039	$3,169,298

Steven A. Elder	4,898	—	—	$13.60	3/5/2017	6,238	$617,063	11,077	$1,095,737

Nicola S. Morris	—	—	—	—	—	3,476	$343,846	7,384	$730,425

Hilary A. Rapkin	—	—	—	—	—	4,160	$411,507	9,719	$961,403

George W. Hogan	—	—	—	—	—	9,337	$923,616	9,719	$961,403

(1)	The following Table shows the number of RSUs, by grant date, which have not yet vested as of December 31, 2014:

Name	March 28, 2012 (#)	March 15, 2013 (#)	March 28, 2013 (#)	March 15, 2014 (#)	Total (#)
Melissa D. Smith	2,439	4,464	—	5,431	12,334
Steven A. Elder	1,036	3,247	—	1,955	6,238
Nicola S. Morris	—	—	—	3,476	3,476
Hilary A. Rapkin	921	1,827	—	1,412	4,160
George W. Hogan	1,151	2,029	4,745	1,412	9,337

Event Date	Stock Award Vesting Schedule
March 28, 2012	Vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date
March 15, 2013	Vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date
March 28, 2013	Vests at a rate of one half of the total award per year beginning on the first anniversary of the grant date
March 15, 2014	Vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date

(2)	Reflects the value as calculated based on the closing price of the Company's common stock ($98.92) on December 31, 2014.

(3)
These amounts represent the number of PSUs granted assuming target performance conditions are met. The following table shows the PSUs, by grant date, where achievement of the performance conditions have not yet been determined as of December, 31, 2014:

Name	Annual Grant March 15, 2014 (#)	Growth Grant March 15, 2014 (#)	Total (#)
Melissa D. Smith	8,145	23,894	32,039
Steven A. Elder	2,932	8,145	11,077
Nicola S. Morris	1,954	5,430	7,384
Hilary A. Rapkin	2,117	7,602	9,719
George W. Hogan	2,117	7,602	9,719
The Annual Grant PSUs, granted on March 15, 2014, converted to RSUs, during the first quarter of 2015, at 114% of target based on the achievement of predetermined performance goals for the Company's Adjusted Net Income and PPG Adjusted Revenue for 2014.

2014 OPTION EXERCISES AND STOCK VESTED
The following table represents stock options exercised and stock vested in 2014 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Melissa D. Smith	—	—	11,554	$1,129,077
Steven A. Elder	—	—	3,894	$361,546
Nicola S. Morris	—	—	—	$—
Hilary A. Rapkin	—	—	4,334	$425,168
George W. Hogan	—	—	8,715	$805,787

2014 NONQUALIFIED DEFERRED COMPENSATION
The following table represents the amounts deferred by each of the named executive officers in the WEX Corporation Executive Deferred Compensation Plan, or EDCP, and the WEX Corporation Supplemental Investment & Savings Plan, or SERP. The SERP, which was frozen to new contributions on December 31, 2004, and EDCP are described in the Nonqualified Deferred Compensation section of the Compensation Discussion and Analysis.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Melissa D. Smith	SERP	$—	$—	$7,441	$—	$93,360	(4)
	EDCP	$32,719	$32,719	$19,867	$33,549	$382,243
Steven A. Elder	EDCP	$17,405	$10,443	$9,957	$—	$121,755
Nicola S. Morris	EDCP	$—	$—	$—	$—	$—
Hilary A. Rapkin	EDCP	$60,214	$10,322	$14,127	$—	$315,646
George W. Hogan	EDCP	$181,330	$7,815	$18,475	$—	$489,271

(1)
Participant contributions to the WEX Corporation EDCP are matched on annual incentive compensation payments only. WEX matches the executives’ incentive compensation deferral up to a maximum of 6% of their total incentive compensation award.

(2)	Earnings on the SERP are included in the Summary Compensation Table. The company does not pay above-market interest rates on the EDCP.
(3)
Portions of the amounts shown in this column have been previously reported in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns of the Summary Compensation Table in previous years, as follows:

Name	Salary (5)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Melissa D. Smith	$—	$151,476	$151,476	$302,952
Steven A. Elder	$—	$62,671	$37,602	$100,273
Nicola S. Morris	$—	$—	$—	$—
Hillary A. Rapkin	$—	$190,660	$67,878	$258,538
George W. Hogan	$59,566	$337,979	$50,291	$447,836

(4)	Includes the earnings and balance on December 31, 2014, of the SERP which is explained in the Nonqualified Deferred Compensation section of the Compensation Discussion and Analysis.
(5)	Salary is included in the current year Salary column of the Summary Compensation Table.
During the year ended December 31, 2014, participants were given the opportunity to select among various funds in the SERP and EDCP. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2014. The investment alternatives in the EDCP are the same as those available under our 401(k) plan with the exception of the BlackRock S&P 500 Index Fund. The comparable fund used in the 401(k), Merrill Lynch Equity Index

Trust Tier 13, is a collective trust and cannot be used in a non-qualified plan such as the EDCP.

Rate of Return
SERP
Principal Global Investors Bond & Mortgage Securities	4.79%
Edge Asset Management, Inc. Government & High Quality Bond	4.64%
Principal Global Investors Balanced	8.36%
Columbus Circle Investors LargeCap Growth	10.65%
Principal Global Investors LargeCap Value	10.70%
Principal Global Investors MidCap Blend	12.51%
Principal Global Investors Diversified International	(3.62)%
EDCP
The Oakmark Equity & Income Fund	6.93%
Davis New York Venture Fund Incorporated (Y)	6.79%
Deutsche Real Estate Securities Fund (A)	31.34%
American EuroPacific Growth Fund (R-4)	(2.66)%
Goldman Sachs Large Cap Value Fund	12.73%
Perkins MidCap Value Fund (1)	8.80%
Prudential Jennison Small Comp (1)	7.84%
Wells Fargo Stable Return Fund	1.25%
Oppenheimer Developing Markets Fund (A)	(4.81)%
Victory Small Company Opportunity Fund (A) (1)	6.45%
PIMCO Total Return Fund (A) (2)	4.43%
Principal High Yield Fund	2.12%
Goldman Sachs Growth Opportunities Fund (1)	11.44%
MainStay Large Cap Growth Fund	10.54%
Northern Trust S&P 500 Index Fund	13.52%
AllianceBerstein Discovery Value Fund	8.95%
Northern Trust Extended Equity Market Index Fund	7.43%
Wells Fargo Advantage Discovery Fund	0.96%
Metropolitan West Total Return Bond Fund	5.99%
T. Rowe Price Retirement Balance Inv	3.92%
T. Rowe Price 2005 Retirement	4.72%
T. Rowe Price 2010 Retirement	4.99%
T. Rowe Price 2015 Retirement	5.37%
T. Rowe Price 2020 Retirement	5.63%
T. Rowe Price 2025 Retirement	5.84%
T. Rowe Price 2030 Retirement	6.05%
T. Rowe Price 2035 Retirement	6.07%
T. Rowe Price 2040 Retirement	6.18%
T. Rowe Price 2045 Retirement	6.14%
T. Rowe Price 2050 Retirement	6.19%
T. Rowe Price 2055 Retirement	6.18%
T. Rowe Price 2060 Retirement	N/A
WEX Inc. Common Stock Fund	(0.11)%
(1) Removed July 14, 2014
(2) Removed December 15, 2014

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL BENEFITS
The Company provides employment agreements, severance benefits and change of control benefits to attract and retain key executive officers. In the event, or threat, of a change of control transaction, these agreements reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that results in the termination of their employment. These agreements represent competitive severance and change of control benefits based upon the review by the Compensation Committee.
The Compensation Committee reviews these agreements annually to assess whether the total value to an executive remains at the level needed to attract and retain executives without being considered excessive in the opinion of the Compensation Committee.
The following provisions are in effect as of December 31, 2014:

	Ms. Smith	Mr. Hogan	Ms. Rapkin	Mr. Elder	Ms. Morris
Basic Severance Benefit
Severance Payment	1x (base salary plus target bonus)	1x (base salary)		0.5x (base salary)
Accelerated Vesting of Equity	1 year	None
Health Benefit Continuation	1 year	None
Change in Control (CiC)(1) Severance Benefit Double Trigger: (requires CiC and loss of comparable position)
Severance Payment	2x (base salary plus target bonus)				0.5x (base salary)
Accelerated Vesting of Equity	100 percent				None
Health Benefit Continuation	2 years				None
Other Agreements
Non-Compete(2)	2 years for without cause termination and constructive discharge with CiC; 1 year otherwise			2 years for CiC; 1 year for other scenarios	1 year
Non-Solicitation(3)
Non-Disparagement(4)
Non-Disclosure(5)	Indefinitely
(1)
"Change in control" means, in summary: (i) an acquisition of 50 percent or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another Company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(2)
Each of the executive officers has agreed to provisions which restrict the executive from performing any acts which advance the interests of any existing or prospective competitors of WEX during the period specified above.

(3)	Each of the executive officers has agreed to provisions which restrict the executive from soliciting customers or employees to terminate their relationship with the Company.
(4)
Each of the executive officers has agreed to provisions which restrict them from making any statements or performing any acts intended or reasonably calculated to advance the interest of any existing or prospective competitor or in any way to injure the interests of or disparage the Company.

(5)	Each of the executive officers has agreed to provisions which restrict the executive from disclosing confidential information as defined in the agreement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
The following chart shows the payments to each named executive officer which would be made as a result of possible termination scenarios assuming each had occurred on December 31, 2014.

Named Executive Officer	Voluntary Termination or Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control With Termination ($)	Disability ($)	Death ($)
Melissa D. Smith
Acceleration of Equity Awards(1)	$—	$909,075	$4,389,377	$—	$4,389,377
Salary and Benefits Continuation	$—	$544,687	$1,089,374	$—	$—
Short Term Incentive Program	$—	$472,500	$945,000	$472,500	$472,500
Non-Qualified Plan(2)	$475,603	$475,603	$475,603	$475,603	$475,603
Total	$475,603	$2,401,865	$6,899,354	$948,103	$5,337,480
Steven A. Elder(3)
Acceleration of Equity Awards (1)	$—	$—	$1,712,800	$—	$1,712,800
Salary and Benefits Continuation	$—	$167,500	$702,426	$—	$—
Short Term Incentive Program	$—	$—	$368,500	$—	$—
Non-Qualified Plan(2)	$121,755	$121,755	$121,755	$121,755	$121,755
Total	$121,755	$289,255	$2,905,481	$121,755	$1,834,555
Nicola S. Morris(4)
Acceleration of Equity Awards (1)	$—	$—	$1,074,271	$—	$1,074,271
Salary and Benefits Continuation	$—	$150,000	$150,000	$—	$—
Short Term Incentive Program	$—	$—	$—	$—	$—
Non-Qualified Plan(2)	$—	$—	$—	$—	$—
Total	$—	$150,000	$1,224,271	$—	$1,074,271
Hilary A. Rapkin
Acceleration of Equity Awards(1)	$—		$1,372,911	$—	$1,372,911
Salary and Benefits Continuation	$—	$325,000	$682,426	$—	$—
Short Term Incentive Program	$—		$325,000	$—	$—
Non-Qualified Plan(2)	$345,958	$345,958	$345,958	$345,958	$345,958
Total	$345,958	$670,958	$2,726,295	$345,958	$1,718,869
George W. Hogan
Acceleration of Equity Awards(1)	$—	$—	$1,885,020	$—	$1,885,020
Salary and Benefits Continuation	$—	$300,000	$632,426	$—	$—
Short Term Incentive Program	$—	$—	$300,000	$—	$—
Non-Qualified Plan(2)	$281,651	$281,651	$281,651	$281,651	$281,651
Total	$281,651	$581,651	$3,099,097	$281,651	$2,166,671

(1)	For purposes of these calculations, the stock price used to calculate potential payments was the closing price on December 31, 2014, being $98.92.
(2)	As used in this table, Non-Qualified Plan Payout includes the participants' balances in their EDCP and SERP accounts.
(3)
Mr. Elder is covered by the WEX Severance Plan for Officers which provides for 26 weeks of base pay for Executive Vice Presidents and Senior Vice Presidents who have been employed with the Company for a minimum of six months upon any termination without cause. On April 13, 2012, Mr. Elder executed a Change in Control Agreement pursuant to which, following a without cause termination or a constructive discharge (both as defined in the agreement), within 90 days before a change in control (as defined in the agreement) and ending 365 days after a change in control (as defined in the agreement), he will receive (i) a cash payment equal to the sum of his then current base salary plus his then current target incentive compensation award, multiplied by 200%, payable, at the company's option, in either one lump sum, equal installments not less frequently than once per month over a twelve month period, or a combination of lump sum and equal installments not less frequently than once per month over a twelve month period, and (ii) any and all base salary and incentive compensation awards earned but unpaid through the date of such termination and any unreimbursed business expenses. In addition, upon such termination, those outstanding and unvested stock options and unvested RSUs held by Mr. Elder as of the date of termination will immediately become vested. In addition, the Company shall pay to Mr. Elder in a lump sum an amount equal to the present value of the Company's share of the cost of medical and dental insurance premiums for a 24 month period.

(4)
Ms. Morris is covered by the WEX Severance Plan for Officers which provides for 26 weeks of base pay for Executive Vice Presidents and Senior Vice Presidents who have been employed with the Company for a minimum of six months upon any termination without cause.

ITEM 3.	APPROVAL OF 2010 EQUITY AND INCENTIVE PLAN

We are asking stockholders to approve the material terms of the Company’s 2010 Equity and Incentive Plan (the “2010 Plan”) and the performance goals thereunder solely for the purpose of enabling the Company to grant awards under the 2010 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code. We are not seeking approval of any amendments to the 2010 Plan, nor are we seeking an increase in the number of shares available for issuance under the 2010 Plan. We are seeking stockholder approval of the 2010 Plan solely for the purpose of enabling the Company to grant awards that are not subject to the deduction limitations under Section 162(m).
In general, under Section 162(m) of the Code, in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief executive officer and chief financial officer), that excess compensation must qualify as “performance‑based.” One of the requirements of “performance‑based” compensation for purposes of Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to our executives be disclosed to and approved by our stockholders every five years. The 2010 Plan was approved by our stockholders in 2010 and accordingly must be approved again this year in order to satisfy the foregoing requirement.
For purposes of Section 162(m), the “material terms” include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and stockholder approval of this Proposal 3 will constitute approval of each of these aspects of the 2010 Plan for purposes of the approval requirements of Section 162(m) beyond the current expiration of such approval in 2015. While the 2010 Plan will allow the Company to grant awards that are intended to be exempt from Section 162(m), the Compensation Committee may, in its judgment, grant awards under the 2010 Plan that are not exempt from Section 162(m) when it believes that such awards are appropriate to attract and retain executive talent and are in the best interests of our stockholders.
The Board of Directors believes approval of the material terms of the 2010 Plan solely for the purpose of enabling the Company to grant awards that are intended to be fully deductible under Section 162(m) is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2010 Plan.
Highlights of the 2010 Plan

No liberal share recycling
The 2010 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

Fungible share pool	Full-value awards count against the share limits under the 2010 Plan as 1.53 shares for each share of common stock subject to the award.
No repricing of stock options or SARs	The 2010 Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval.
No discounted stock options or SARs	All options and SARs must have an exercise or measurement price not less than the fair market value of the underlying common stock on the date of grant.
“Double trigger” vesting upon change in control	Awards granted under the 2010 Plan will not automatically vest solely as a result of a change in control.
Material amendments that require stockholder approval
Stockholder approval is required prior to an amendment to the 2010 Plan that would (i) materially increase the number of share authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

Administered by an independent committee	The 2010 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Minimum vesting requirements
Restricted stock, restricted stock units and other stock-based awards (i) that vest solely based on the passage of time may not vest sooner than ratably over three years and (ii) that do not vest solely based on the passage of time may not vest prior to the first anniversary of grant, with limited exceptions.

Introduction
The 2010 Plan was adopted by the Board of Directors of the Company on April 19, 2010 and approved by stockholders on May 21, 2010. Subject to adjustment in the event of stock splits and other similar events, awards may be issued under the 2010 Plan for up to the sum of (i) 3,800,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,596,169) as is equal to (x) the number of shares of common stock reserved for issuance under the Company’s Amended and Restated 2005 Equity and Incentive Plan (the “Prior Plan”) that remained available for grant under the Prior Plan immediately prior to the Board of Directors’ approval of the 2010 Plan and (y) the number of shares of common stock subject to awards under the Prior Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right.
As of March 31, 2015, (i) options to purchase 52,583 shares of common stock were outstanding under the 2010 Plan, (ii) restricted stock units with respect to 63,592 shares were outstanding under the 2010 Plan, (iii) performance stock units with respect to 218,980 shares at target were outstanding under the 2010 Plan, (iv) no options to acquire common stock under the 2010 Plan had been exercised, (v) 375,195 shares of restricted stock and deferred stock units had been awarded under the 2010 Plan and (vi) 18,423 shares of performance stock had been awarded under the 2010 Plan. As a result and including all cancellations of awards under the 2010 Plan, 3,301,371 shares were available for future grant under the 2010 Plan as of March 31, 2015.
We are not seeking an increase in the number of shares available for issuance under the 2010 Plan, nor are we otherwise amending the 2010 Plan. We are seeking stockholder approval of the 2010 Plan solely for the purpose of enabling the Company to grant awards that are not subject to the deduction limitations under Section 162(m).
Description of the 2010 Plan
The following is a brief summary of the 2010 Plan, a copy of which is attached as Annexure A to this Proxy Statement.
Types of Awards
The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, director awards, other stock-based awards, cash-based awards and performance awards as described below (collectively, “Awards”).
Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The exercise price of options must not be less than the fair market value of the common stock on the date of grant of the option (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) subject to certain conditions, for non-statutory stock options, delivery of a notice of “net exercise”, (iv) subject to certain conditions, delivery to the Company of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment.
Stock Appreciation Rights.  A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in the Company's common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over a fixed measurement price. The measurement price of SARs must not be less than the fair market value of the Company's common stock on the date of grant of the SAR. SARs may not be granted for a term in excess of ten years. SARs may be granted independently or in tandem with an option.
Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of the Company's common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and repurchase (or forfeiture) and the issue price, if any. Unless otherwise provided in an Award, any dividends declared and paid by the Company with respect to restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.
Restricted Stock Unit Awards.  Restricted stock unit awards entitle the recipient to receive shares of the Company's common stock or cash to be delivered at the time such Award vests pursuant to the terms and conditions established by the Board of Directors. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and repurchase (or forfeiture) and the issue price, if any. Restricted stock units awards may provide the right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, may be settled in cash and/or shares of the Company's common stock, and may be subject to the same restrictions on transfer and forfeitability as the awards with respect to which paid.
Director Awards.  The 2010 Plan provides for awards of restricted stock units to be issued for purposes of satisfying the Company’s obligations under its Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”). Awards granted under the Deferred Compensation Plan are fully vested upon receipt by the directors and each director will receive a one-time distribution of common stock with respect to all vested and nonforfeitable restricted stock units then credited to the director’s account under the Deferred Compensation Plan on the date which is 200 days immediately following the date upon which such director’s service as a member of the Company’s Board of Directors terminates for any reason.
In addition, the 2010 Plan provides for the grant of restricted stock units to non-employee members of the Board of Directors for the purpose of fulfilling the Company’s obligation to compensate each non-employee director (“Annual Director Awards”). All new non-employee directors are granted a number of RSUs, worth the equivalent of $50,000 at the then current stock price. Such RSUs vest annually and are granted at the next annual stockholders meeting after the appointment. Additionally, all non-employee directors shall, at the time of the 2015 annual stockholders’ meeting, be granted a number of restricted stock units worth the equivalent of $110,000 ($147,500 in the case of Executive Chairman of the Board and $135,000 in the case of the Lead Independent Director) at the then current stock price. Such restricted stock units will vest annually. The Board of Directors also retains authority under the 2010 Plan to grant other types of Awards in addition to or in lieu of the restricted stock units issued pursuant to the Deferred Compensation Plan and the Annual Director Awards. All such Awards granted to non-employee members of the Board of Directors are referred to as the “Director Awards.” Any discretionary Awards granted to directors must be granted by a committee of independent directors.
Other Stock-Based and Other Cash-Based Awards.  Under the 2010 Plan, the Board of Directors has the right to grant other Awards of the Company's common stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, the Company's common stock. Other stock-based awards are available as a form of payment in the settlement of other Awards granted under the 2010 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and the purchase price, if any. The Company may also grant awards denominated in cash rather than shares of the Company's common stock.
Performance Awards.  The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award, or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. We refer to these as “Performance Awards.” Performance Awards can also provide for cash payments of up to $10 million per calendar year per individual. The performance criteria for each such Award will be based on one or more of the following measures, which may be determined pursuant to GAAP or on a non-GAAP basis:

*	pre-tax income or after-tax income,
*	income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items,
*
net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements,

*	earnings or book value per share (basic or diluted),
*	return on assets (gross or net), return on investment, return on capital, or return on equity,
*	return on revenues,
*	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,
*	economic value created,
*	operating margin or profit margin,
*	stock price or total stockholder return,
*	income or earnings from continuing operations,
*	revenue, sales, sales growth, earnings growth or market share,
*	achievement of balance sheet objectives,
*	cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings, and
*
strategic business criteria, consisting of one or more objectives based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, and goals relating to acquisitions, divestitures, joint ventures and similar transactions.

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.
The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of :

*	extraordinary items,
*	gains or losses on the dispositions of discontinued operations,
*	the cumulative effects of changes in accounting principles,
*	the write down of any asset,
*	fluctuation in foreign currency exchange rates,
*	charges for restructuring and rationalization programs,
*	non-cash, mark-to-market adjustments on derivative instruments,
*	amortization of purchased intangibles,
*	the net impact of tax rate changes,
*	non-cash asset impairment charges, and
*	gains on extinguishment of the tax receivable agreement.
 Such performance measures:

*	may vary by participant and may be different for different awards;
*
may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and

*	shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).
The Compensation Committee may, in its sole and absolute discretion, adjust downwards, but not upwards, the cash or number of shares payable pursuant to Performance Awards and may not waive the achievement of the applicable performance measures except in the case of death or disability of the participant or a change in control of the Company.
Awards that are not intended to qualify as Performance Awards may be based on these or such other performance measures as the Board of Directors or the Compensation Committee may determine. The Compensation Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
Minimum Vesting Periods
The 2010 Plan generally requires that all restricted stock awards, restricted stock unit awards and other stock-based awards will be subject to the following minimum vesting provisions:

*	Awards that vest solely based on the passage of time may not vest sooner than ratably over three years; and
*	Awards that do not vest based solely on the passage of time may not vest prior to the first anniversary of their grant.
These minimum vesting requirements can be waived in the event of the death or disability of the participant, the termination of the participant’s employment or service relationship under specified circumstances or upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company. The minimum vesting requirements do not apply to Director Awards. In addition, restricted stock awards, restricted stock unit awards and other stock-based awards for up to an aggregate of 10% of the maximum number of shares of Common Stock authorized for issuance under the 2010 Plan may be granted without satisfying the minimum vesting requirements.
Restrictions on Repricings
Unless approved by the Company’s stockholders (except as provided under the 2010 Plan in connection with changes in capitalization and reorganization and change in control events):

*	No option or SAR granted under the 2010 Plan may be amended to provide an exercise or measurement price that is lower than its then-current exercise or measurement price; and
*
The Board of Directors may not cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new Awards under the 2010 Plan covering the same or a different number of shares of the Company's common stock and having an exercise or measurement price lower than the then-current exercise or measurement price of the canceled option or SAR; and

*
The Board of Directors may not cancel in exchange for a cash payment any outstanding option or SAR with an exercise or measurement price below the then-current fair market value of the Company's common stock or take any other action under the 2010 Plan that would constitute a “repricing” within the meaning of the rules of the New York Stock Exchange.

Transferability of Awards
Except as the Board of Directors may otherwise determine or provide in an Award with respect to certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.
Eligibility to Receive Awards
Employees, officers, directors, consultants and advisors of the Company and any of its present or future parent or subsidiary corporations, and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its parent and subsidiary corporations.
The maximum number of shares with respect to which Awards may be granted to any participant under the 2010 Plan may not exceed 1,000,000 shares per calendar year for Awards issued in the form of options and SARs and 1,000,000 shares per calendar year for Awards granted in the form of restricted stock awards, restricted stock unit awards or other stock-based awards. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award.

Shares Issuable Under the 2010 Plan
Subject to adjustment in the event of stock splits and other similar events, Awards may be issued under the 2010 Plan for up to the sum of:

*	3,800,000 shares of the Company's common stock; and
*
such additional number of shares of the Company's common stock (up to 1,596,169) as is equal to (x) the number of shares of the Company's common stock reserved for issuance under the Prior Plan that remained available for grant under the Prior Plan immediately prior to the Board of Director’s approval of the 2010 Plan and (y) the number of shares of the Company's common stock subject to awards under the Prior Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code).

The 2010 Plan uses a “fungible share” concept under which each share of the Company's common stock subject to Awards granted as options and SARs cause one share of the Company's common stock per share under the Award to be removed from the available share pool, while each share of the Company's common stock subject to Awards granted as restricted stock, restricted stock units, or other stock-based awards where the per share purchase price for the Award is less than 100% of the fair market value of our the Company's common stock on the date of grant of the Award will cause 1.53 shares of the Company's common stock per share under the Award to be removed from the available share pool. Shares of the Company's common stock covered by awards under the 2010 Plan that are returned to the 2010 Plan as described in the following paragraph and become available for issuance pursuant to a new Award will be credited back to the pool at the same rates described above.
If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part, or otherwise results in shares of the Company's common stock not being issued, the unused shares covered by such Award will generally become available for future grant under the 2010 Plan. However, any shares of the Company's common stock tendered to pay the exercise price of an Award (either by actual delivery, attestation or net exercise) or to satisfy tax withholding obligations and any shares of the Company's common stock repurchased on the open market using the proceeds from the exercise of an Award shall not become available for future grant under the 2010 Plan. In addition, the full number of shares of the Company's common stock subject to any stock-settled SAR will count against the shares available for issuance under the 2010 Plan, regardless of the number of shares of common stock actually issued to settle such SAR upon exercise.
Plan Benefits
As of March 17, 2015, approximately1,961 persons were eligible to receive Awards under the 2010 Plan, including the Company’s eight executive officers and nine non-employee directors. The granting of Awards under the 2010 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Since the date the 2010 Plan was adopted through March 17, 2015, WEX granted the following number of options, RSUs and PSUs to the individuals and groups listed below:

Name	Options	RSUs[1]	PSUs[2]
Ms. Smith	13,000	23,545	55,963
Mr. Crowley	2,050	3,875	11,743
Mr. Elder	1,171	7,065	19,318
Mr. Hogan	2,050	6,919	31,750
Mr. Janosick	2,050	5,192	16,397
Ms. Morris	1,757	4,055	9,118
Ms. Rapkin	1,904	6,986	17,467
Ms. Vanderhoof	1,757	1,883	9,118
Total Executive Officers	25,739	59,520	170,874

Mr. Dubyak	—	50,589	40,759

Mr. Pond	—	7,638	—
Mr. Maheu	—	7,863	—
Mr. Duprat	—	1,762	—
Dr. Moriarty	—	10,343	—
Ms. Sommer	—	7,638	—
Mr. VanWoerkom	—	7,638	—
Mr. McTavish	—	9,764	—
Mr. Ghosh	—	11,925	—
Total Non-Employee Directors	—	64,571	—

All Other Employees	26,844	136,291	285,773

Total	52,583	310,971	497,406
1 Total includes Deferred Stock Units granted to non-employee Directors.
2 PSUs are reflected at target. The actual PSU award payout will be made in shares of WEX common stock and can range from 0% up to 200% of the target number of performance stock units awarded.

    On March 17, 2015, the last reported sale price of the Common Stock on the New York Stock Exchange was $102.70.
 Administration
The 2010 Plan is administered by the Board of Directors. The Board of Directors has the authority to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to interpret the provisions of the 2010 Plan. Pursuant to the terms of the 2010 Plan, the Board of Directors may delegate authority under the 2010 Plan to one or more committees or subcommittees of the Board of Directors or to certain of our officers (subject to any limitations contained in the 2010 Plan). The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2010 Plan, including the granting of options to executive officers.
Subject to any applicable limitations contained in the 2010 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of the Company's common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Company's common stock), (iii) the duration of options (which may not exceed 10 years) and (iv) the number of shares of the Company's common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Changes in Capitalization and Reorganization Events
The Board of Directors is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization.
The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is canceled or (b) any transfer or disposition of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards other than restricted stock awards on such terms as the Board of Directors determines (except to the extent specifically provided otherwise in an applicable Award or another agreement between the Company and a participant): (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of the Company's common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the number of shares of the Company's common stock subject to the vested portion of the holder’s Awards (after giving effect to any acceleration of vesting that occurs upon or immediately prior to the Reorganization Event) multiplied by (B) the excess of the Acquisition Price over the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. The Board of Directors is not obligated under the 2010 Plan to treat all Awards, all Awards held by any participant or all Awards of the same type, identically.
With respect to restricted stock awards, the 2010 Plan generally provides that the Company’s repurchase and other rights under such Awards will inure to the benefit of the acquiring or succeeding corporation and will apply to the cash, securities or other property into which the Company's common stock is converted. However, the Board of Directors may provide for the termination or deemed satisfaction of such repurchase or other rights under the Award or any other agreement between a participant and the Company, either initially or by amendment. Upon a liquidation or dissolution of the Company, all restrictions and conditions on all restricted stock awards then outstanding generally will automatically be deemed terminated or satisfied.
Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable Award agreement.
Change in Control Events
The 2010 Plan also contains provisions addressing the consequences of any Change in Control Event (as defined in the 2010 Plan). Except to the extent otherwise provided in the instrument evidencing an Award or in any other agreement, in the event that the participant is terminated by the Company or its successor without cause (as defined in the 2010 Plan) or the participant resigns for good reason (as defined in the 2010 Plan), in each case within 12 months following the Change in Control Event, then:

*
all Awards other than restricted stock awards held by such participant shall automatically become exercisable, realizable or deliverable in full or restrictions applicable to such Awards will lapse in full; and

*	the restrictions and conditions on all restricted stock awards then held by the participant will be deemed waived in full.

Acceleration
In the case of restricted stock awards, restricted stock unit awards and other stock-based awards, subject to the minimum vesting requirements set forth above and the limitations applicable to Performance Awards, the Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
In the case of options and SARs, the Board of Directors may provide for acceleration of vesting upon the death or disability of the participant, the termination of the participant’s employment or service under specified circumstances, or upon a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company. In addition, the Board of Directors may provide for the acceleration of vesting of options and SARs in any other circumstance, provided that the number of options and SARs that may be accelerated, together with any restricted stock awards, restricted stock unit awards and other stock-based awards that do not satisfy the minimum vesting requirements set forth above, may not exceed in the aggregate 10% of the maximum number of shares of the Company's common stock authorized for issuance under the 2010 Plan.
Substitute Awards
In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board of Directors may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2010 Plan. Substitute Awards will not count against the 2010 Plan’s overall share limit or any sublimits, except as may be required by the Code.
Provisions for Foreign Participants
The Board of Directors may establish one or more sub-plans under the 2010 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2010 Plan containing any limitations on the Board of Director’s discretion under the 2010 Plan and any additional terms and conditions not otherwise inconsistent with the 2010 Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2010 Plan, but each supplement will only apply to participants within the affected jurisdiction.
 Amendment or Termination
No Award may be made under the 2010 Plan after May 20, 2020 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2010 Plan; provided that no amendment requiring stockholder approval under Section 162(m) of the Code, under Section 424 of the Code (or any successor provision) with respect to incentive stock options, or under the rules of the New York Stock Exchange will become effective until such stockholder approval is obtained. In addition, if the New York Stock Exchange amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” of equity-compensation plans, stockholder approval would nevertheless be required for any amendment that expands the types of Awards that may be granted under the 2010 Plan, materially increases the number of shares authorized under the 2010 Plan (other than to reflect changes in capitalization) or materially expands the eligible participants.
Subject to limitations on repricing, minimum vesting provisions, and stockholder approval requirements and any limitations with respect to Performance Awards, the Board of Directors may amend, modify or terminate any outstanding Award under the 2010 Plan, including but not limited to, substituting another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that participant consent is required unless the Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2010 Plan or the change is otherwise permitted under the 2010 Plan.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
 Stock Appreciation Rights
A participant will not have income upon the grant of a stock appreciation right or SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards
A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units
A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
The tax consequences associated with any other stock-based award granted under the 2010 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.
Tax Consequences to the Company
There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

ITEM 4.	APPROVAL OF 2015 SECTION 162(m) PERFORMANCE INCENTIVE PLAN

We are asking stockholders to approve the WEX Inc. 2015 Section 162(m) Performance Incentive Plan (the “Section 162(m) Plan”). The Board of Directors believes approval of the Section 162(m) Plan is in the best interests of the Company and its stockholders and recommends a vote "FOR" the approval of the Section 162(m) Plan. The following is a summary of the Section 162(m) Plan, a copy of which is attached as Annexure B to this Proxy Statement.
Purpose
The purpose of the Section 162(m) Plan is to motivate and retain senior executives of the Company to achieve targeted levels of corporate, financial and strategic performance. The Section 162(m) Plan is intended to permit the Company to make payments of incentive compensation to certain of our executives that will be eligible to be fully deductible by the Company despite deduction limitations that might otherwise apply to such payments under Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief executive officer and chief financial officer), that excess compensation must qualify as “performance‑based.” One of the requirements of “performance‑based” compensation for purposes of Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to our executives be disclosed to and approved by our stockholders. The Board of Directors has adopted the Section 162(m) Plan, subject to stockholder approval, in order to satisfy the “performance-based compensation” requirements under Section 162(m), thereby enabling the Company to maximize its deduction for compensation paid to its executive officers. Stockholder approval of the Section 162(m) Plan will result in these incentive compensation payments, which may not otherwise be deductible as a result of Section 162(m), becoming eligible for deduction. The terms of the Section 162(m) Plan, if approved by stockholders, will apply to awards for or during fiscal year 2015 and later fiscal periods.
Eligibility to Participate
Participants in the Section 162(m) Plan include the chief executive officer and such other key executives or class of executives as may be designated as participants for any performance period by the Compensation Committee. A performance period under the Section 162(m) Plan may be one or more fiscal years, or such other period as determined by the Compensation Committee. The Compensation Committee currently intends to designate as participants in the Section 162(m) Plan those executives whose compensation is expected to be subject to the deduction limits under Section 162(m) for the applicable fiscal year or years in which the performance period occurs. The actual number of employees who will be eligible to participate in the Section 162(m) Plan during any particular performance period will be determined by the Compensation Committee. During fiscal year 2015, we expect 9 executives will participate in the Section 162(m) Plan.
Awards
The Section 162(m) Plan provides for the establishment for each performance period of an incentive pool equal to 6% of the Company’s “Adjusted Net Income” for the applicable performance period. For purposes of the Section 162(m) Plan, “Adjusted Net Income” is defined as the net earnings attributable to the Company as determined in accordance with GAAP and as set forth in the Company’s financial statements filed with the Securities and Exchange Commission (“the Commission”) for the applicable performance period, adjusted for fair value changes of derivative instruments, the amortization of purchased intangibles, the expense associated with stock-based compensation, acquisition related expenses, the net impact of tax rate changes on the Company’s deferred tax asset and related changes in the tax-receivable agreement, deferred loan costs associated with the extinguishment of debt, certain non-cash asset impairment charges, gains on the extinguishment of the tax receivable agreement, gain or losses on divestitures and adjustments attributable to non-controlling interests, losses from discontinued operations, budgeted income not realized post-closing date of divestitures, the cumulative effects of changes in Generally Accepted Accounting Principles, the results from non-budgeted acquisitions, any one-time charge, dilution, or severance payment in connection with any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, the impact of foreign exchange rates on PPG adjusted revenue and/or adjusted net income by more than 10% versus budgeted amounts, extraordinary items of loss or expense, any other unusual or nonrecurring items of loss or expense, including restructuring charges, as well as the related tax impacts of the adjustments, and as set forth in the Company’s Form 10-K filed with the Commission for the applicable performance period.
At the beginning of each performance period under the Section 162(m) Plan (and within the time period specified by Section 162(m)), the Compensation Committee will allocate the incentive pool among the participants for the performance period. In no event may the allocation to any particular participant exceed 100% of the total incentive pool for the performance period, and the sum of the incentive pool allocations for all participants may never exceed 100% of the total incentive pool.
This plan is designed to condition and limit participants’ actual awards based on the financial performance of the company, not to increase awards above the levels that the Compensation Committee would otherwise approve. Accordingly, the Compensation Committee may, in its sole discretion, and currently intends to, subject the participant’s right to receive his or her allocation of the incentive pool to additional service and/or performance conditions, including, without limitation, performance conditions under the annual short-term incentive plan (“STIP”) established by the Board of Directors or the Compensation Committee and/or conditions relating to the delivery of equity awards under the Company’s 2010 Equity and Incentive Plan, or any successor equity incentive plan (the “Equity Plan”).
The Compensation Committee may use negative discretion to reduce or eliminate the amount of any incentive pool allocation to a participant. However, in no event may the Board of Directors or the Compensation Committee increase the amount of any payment under the Section 162(m) Plan. The payment of any amount under the Section 162(m) Plan may be made in cash or in the form of equity awards under the Equity Plan (subject to the terms of the Equity Plan). Except as specifically set forth in the Section 162(m) Plan, the STIP, the Equity Plan, or another agreement between a participant in the Section 162(m) Plan and the Company, a participant must be employed by the Company or one of its subsidiaries on the date on which any amount under the Section 162(m) Plan is paid in order to be eligible to receive such payment under the Section 162(m) Plan.
Subject to the approval of the Section 162(m) Plan, by the stockholders, the following are designated as participants of the Plan for the one year performance period beginning January 1, 2015 and ending on December 31, 2015, corresponding to the Company's 2015 fiscal year:

Name	Maximum Percentage
Melissa D. Smith	40%
Stephen R. Crowley	7.5%
Steven A. Elder	7.5%
George W. Hogan	7.5%
Kenneth Janosick	7.5%
Nicola S. Morris	7.5%
Hilary A. Rapkin	7.5%
Alison Vanderhoof	7.5%
Jeff Young	7.5%
Administration of the Plan
The Section 162(m) Plan will be administered by the Compensation Committee consistent with the requirements of Section 162(m).
Amendment or Termination of the Plan
The Compensation Committee may at any time, in its sole discretion, amend or terminate the Section 162(m) Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about shares of common stock that may be issued under the Company's equity compensation plans as of December 31, 2014. The Company's only equity plan, the 2010 Equity and Incentive Plan, has been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units (#)	Weighted-Average Exercise Price of Outstanding Options (Excludes Restricted Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by Company security holders	600,217	13.59	3,439,358

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of the reports and written representations submitted to us, we believe that during 2014 all filings with the SEC by our officers, directors and 10 percent stockholders timely complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934 except: one purchase transaction and one sale transaction by each of Ms. Morris and her spouse and one restricted stock unit vesting event for each of Mss. Smith and Rapkin. All such transactions were subsequently reported on a Form 4 in the case of Mss. Smith and Rapkin and a Form 5 in the case of Ms. Morris, and all transactions are reflected in this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which WEX is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5 percent stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Board's Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person's interest in the transaction. The Audit Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The Audit Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10 percent equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $750,000 or 1 percent of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2 percent of the Company's annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of the Company's charter or By-Laws.
There were no relationships or related transactions in 2014 which required review under the policy.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

ITEM 5.	RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015
The Audit Committee of the Board has selected Deloitte & Touche LLP, or "D&T," as the independent registered public accounting firm for the Company’s fiscal year 2015. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will be present at the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.
If this proposal is not approved by our stockholders at the 2015 annual meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.
We recommend a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Board of Directors appointed us as an audit committee to monitor the integrity of WEX's consolidated financial statements, its system of internal controls and the independence and performance of its internal audit department and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.

We are governed by a written charter adopted by the Board, which is available through the investor's page of the Company’s website at www.wexinc.com.
Our committee consisted of four non-employee directors at the time that the actions of the committee described in this report were undertaken. Each member of the audit committee is "independent" within the meaning of the New York Stock Exchange rules and Rule 10A-3 under the Securities Exchange Act of 1934. WEX's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WEX's independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by WEX's management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of D&T, the Company's independent registered public accounting firm for fiscal year 2014, the overall scope and plans for their audit of the consolidated financial statements for fiscal year 2014. We met with them, with and without WEX management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of WEX's financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal year 2014 with management and the independent registered public accounting firm.
We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K related to their audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2015.
We discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, including a discussion of WEX’s accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.
In addition, we received from the independent registered public accounting firm the letter and the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board, and discussed the disclosures with our independent registered accounting firm, as well as other matters relevant to their independence from management and WEX. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.
Based on our review and these meetings, discussions and reports, we recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2014 be included in the Annual Report on Form 10-K.
THE AUDIT COMMITTEE
Regina O. Sommer, Chair
Eric Duprat
George L. McTavish
Ronald T. Maheu

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

AUDITOR SELECTION AND FEES
Auditor Selection
The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2015 fiscal year. D&T has served as the Company’s independent registered public accountant since our initial public offering.
Audit Fees
The following is a description of the fees billed to the Company by D&T for the years ended December 31, 2013 and 2014:

	December 31,
	2014	2013
Audit Fees(1)	$2,699,830	$2,253,092
Audit-Related Fees(2)	269,591	260,358
Tax Fees(3)	834,610	100,000
All Other Fees (4)	300,000	—
Total	$4,104,031	$2,613,450

(1)
These are the aggregate fees for professional services by D&T in connection with their audits of the annual financial statements, included in the annual report on Form 10-K, reviews of the financial statements included in quarterly reports on Forms 10-Q and audits of our internal control over financial reporting, as well as fees associated with the statutory audits of certain of our foreign entities.

(2)	These are the aggregate fees for professional services by D&T in connection with the audit of the WEX Inc. Employee Savings Plan and SSAE 16 Report and debt offerings.
(3)	These are the aggregate fees for professional services by D&T in connection with a global tax study.
(4)	These are fees for corporate strategic consulting services for certain lines of business.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal independent registered public accountant or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent registered public accountant; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable SEC rules. The independent registered public accountant is not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c)(4) of Regulation S-X). The Chair of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall notify the full committee of such approval at its next meeting.
Since our initial public offering on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.

OTHER BUSINESS
We know of no other business to be considered at the meeting, and the deadline for stockholders to submit proposals or nominations has passed. However, if:

•	other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

•	you have properly submitted your proxy,
then, Melissa D. Smith or Steven A. Elder will vote your shares on those matters according to her or his best judgment.

INFORMATION ABOUT VOTING PROCEDURES
How is my vote counted?
You may vote "for" or "against" or "abstain" from voting on each of the proposals scheduled to be voted on at the Annual Meeting. If you abstain from voting on the proposal regarding the nomination of directors, it will not count as a vote "for" or "against" the proposal. If you abstain from voting on the other proposals, it will have the same effect as a vote "against" the proposal.
If you provide your voting instructions on your proxy, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted:

•	for the three named nominees for director,

•	for the approval of the company’s executive compensation,

•	for the approval of the 2010 Equity and Incentive Plan,

•	for the approval of the 2015 Section 162(m) Performance Incentive Plan,

•	for the ratification of Deloitte & Touche LLP as the auditors, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
How many votes are required for the election of directors?
Under our By-Laws, a nominee will be elected to the Board of Directors if the votes cast "for" the nominee's election exceed the votes cast "against" the nominee's election, with abstentions and "broker non-votes" not counting as votes "for" or "against." If an uncontested incumbent director nominee receives a majority of votes "against" his election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the stockholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of directors' decision and its reasoning with regard to the offered resignation.
How many votes are needed to approve the advisory vote on executive compensation, to approve the 2010 Equity and Incentive Plan, to approve the 2015 Section 162(m) Performance Incentive Plan and to ratify the selection of the independent registered public accounting firm?
The affirmative vote of the holders of a majority of the shares present at the meeting in person, or by proxy, and entitled to vote is required for the approval of the advisory vote on executive compensation, approval of the 2010 Equity and Incentive Plan, approval of the 2015 Section 162(m) Performance Incentive Plan and approval of the ratification of the selection of the independent registered public accounting firm. An abstention will be included in the denominator for purposes of determining the number of affirmative votes required for approval. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. A government-issued photo identification such as a driver's license, state-issued ID card or passport, will be required. Please note that if you are a beneficial owner, you will also need to bring a copy of a brokerage statement reflecting your stock ownership in the Company as of the record date to be allowed into the meeting. You may obtain directions to the location of our Annual Meeting by writing, emailing or calling our Investor Relations department at, email: investors@wexinc.com, or telephone: (866) 230-1633.
What is the difference between a "stockholder of record" and a "beneficial owner"?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through American Stock Transfer & Trust Company, LLC, our transfer agent, you are a "stockholder of record" or registered stockholder. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name."

What is a Broker Non-Vote?
A broker is entitled to vote shares held for a stockholder on "discretionary" matters without instructions from the beneficial owner of those shares. However, if a beneficial owner does not provide timely instructions, the broker does not have the authority to vote on any "non-discretionary" proposals at the Annual Meeting and a "broker non-vote" would occur. The only matter at the 2015 Annual Meeting that is "discretionary" is the ratification of our independent registered public accounting firm. The other matters are "non-discretionary." Please instruct your broker how to vote your shares using the voting instruction form provided by your broker or following any instructions provided by your broker regarding your ability to vote by telephone or through the Internet.
What if I do not vote?
The effect of not voting will depend on how your share ownership is registered. If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other nominee, who is the holder of record, may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, under stock exchange rules, if applicable, your bank, broker or other nominee will be able to vote your shares in its discretion regarding the ratification of the Company's independent auditors. However, under stock exchange rules, if applicable, your bank, broker or other nominee will not be able to vote your shares in its discretion in the election of directors or the advisory vote on executive compensation or the vote to approve the 2010 Equity and Incentive Plan or the vote to approve the 2015 Section 162(m) Performance Incentive Plan. Therefore, you must vote your shares if you want them to be counted for purposes of these votes.
What if I change my mind after I submit my proxy?
If your stock is registered in your name, you may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting, or

•	voting at the meeting
If you hold your stock in "street name," you should follow the instructions provided by your bank, broker or other nominee.
Your attendance at the meeting alone will not automatically revoke your proxy.
What happens if a director nominee is unable to stand for election?
The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, the persons named in the proxy can vote your shares for a substitute nominee. The person you authorize to vote on your behalf cannot vote for more than three nominees.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding on the record date and entitled to vote.
Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What is the effect of not submitting my proxy if my shares are held in the WEX Inc. Employee Savings Plan?
The trustee for the WEX Inc. Employee Savings Plan, which is often referred to as the 401(k) plan, will not vote the shares of participants who do not give specific instructions as to how those shares should be voted. As a result, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
What does it mean if I receive more than one proxy card?
It means that you hold your shares in multiple accounts. Please be sure to complete and submit all proxies that you received to ensure that all your shares are voted.

Where do I find voting results of the meeting?
We will announce preliminary voting results at the annual meeting. We will also publish the preliminary or, if available, the final results in a current report on Form 8-K within four business days of the end of the meeting. You may access a copy of the current report on Form 8-K electronically on our website or through the SEC's website at www.sec.gov. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Who pays the cost for proxy solicitation?
The Company pays for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. The Company has hired Laurel Hill Advisory Group, to assist it in preparing for its annual meeting. The Company will bear the entire cost of Laurel Hill, including the payment of fees of approximately $6,000, plus reasonable expenses and other incremental charges, for its services. Although the Company does not presently intend to use Laurel Hill to solicit votes, employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. To the extent the Company deems it advisable, it will ask Laurel Hill to also solicit votes. Employees do not receive additional compensation for soliciting proxies. The Company will use Laurel Hill to advise it in connection with assessing the impact of the votes cast during the solicitation period.
How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?
Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2016 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 97 Darling Avenue, South Portland, ME 04106, no later than December 26, 2015. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 15, 2016, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2016 annual meeting of stockholders.
If a stockholder wishes to present a proposal before the 2016 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received no earlier than January 16, 2016, nor later than February 15, 2016. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 15, 2016, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is first mailed or publicly disclosed. The Company's By-Laws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at www.wexinc.com, under the Corporate Governance tab.
For next year's annual meeting of stockholders, the persons appointed by proxy to vote stockholders' shares will vote those shares according to their best judgment on any stockholder proposal the Company receives after February 15 , 2016.
What is "householding"?
"Householding" means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their consent and certain other conditions are met.
Some households with multiple stockholders already may have provided the Company with their consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.
We will promptly deliver separate copies of our proxy statement and annual report, or deliver multiple copies in the future, at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (866) 230-1633 or send your request to:
WEX Inc.
Attention: Investor Relations — Annual Meeting
97 Darling Avenue
South Portland, ME 04106
Email: investors@wexinc.com

If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please contact the Investor Relations department at the above address.
What is meant by "incorporation by reference"?
"Incorporation by reference" means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Information on the corporate websites referred to in this proxy statement is not incorporated into this proxy statement. Based on SEC rules, the sections entitled "Audit Committee Report" and the "Compensation Committee Report," of this proxy statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.

You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Company's common stock.
How do I obtain directions to the annual meeting, notify you that I will attend the annual meeting or request future copies of your proxy materials?
Seating is limited and, therefore, we request that you please notify us if you intend to attend the annual meeting in person. In order to do so, you may either:

•	write or email the Investor Relations office at this address:
WEX Inc.
Attention: Investor Relations — Annual Meeting
97 Darling Avenue
South Portland, ME 04106
Email: investors@wexinc.com
- or -

•	call the Investor Relations department at (866) 230-1633
If you need directions on how to get to our Long Creek Campus offices in order to attend our annual meeting, please contact our Investor Relations office.
If you require copies of these or any future proxy materials, please refer to the Investor Relations page of our website at www.wexinc.com or contact our Investor Relations office.
How do I request a copy of your annual report on Form 10-K?
We will provide you with a copy, without charge, of our Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations Department.

By Order of the Board of Directors,

Hilary A. Rapkin
SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

April 24, 2015
SOUTH PORTLAND, MAINE

Annexure A

WEX INC.

AMENDED 2010 EQUITY AND INCENTIVE PLAN

1.	Purpose

The purpose of this 2010 Equity and Incentive Plan (the "Plan") of WEX Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.	Eligibility

All of the Company's employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a "Participant." "Award" means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Director Awards (as defined in Section 8), Other Stock-Based Awards (as defined in Section 9), Cash-Based Awards (as defined in Section 9) and Performance Awards (as defined in Section 10).

3.	Administration and Delegation

(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

(c)Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

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4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1)Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to the sum of (i) 3,800,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") and (ii) such additional number of shares of Common Stock (up to 1,596,169 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company's Amended and Restated 2005 Equity and Incentive Plan (the "Existing Plan") that remain available for grant under the Existing Plan immediately prior to Board approval of this Plan and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as defined in Section 5(b)) to any limitations of the Code. Any or all of which Awards may be in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)Fungible Share Pool. Subject to adjustment under Section 11, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.53 shares for each one share of Common Stock subject to such Full-Value Award. "Full-Value Award" means any Restricted Stock Award, Other Stock-Based Award or Performance Award (including Restricted Stock Units and Deferred Stock Units) with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.53 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.53 shares.

(3)	Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A)all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a "Tandem SAR"), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other's exercise will not restore shares to the Plan;

(B)if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C)shares of Common Stock delivered by actual delivery, attestation, or net exercise to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D)shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

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(b) Sub-limits. Subject to adjustment under Section 11, (i) the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Options or SARs shall be 1,000,000 per calendar year and (ii) the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Restricted Stock Awards or Other Stock-Based Awards shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of WEX Inc., any of WEX Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option." The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board ("Fair Market Value") on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)in cash or by check, payable to the order of the Company;

(2)except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

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(3)     to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)     to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less
(ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)     to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6)     by any combination of the above permitted forms of payment.

(g)     Limitation on Repricing. Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share below the then- current Fair Market Value, other than pursuant to Section 11, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the New York Stock Exchange ("NYSE").

6.	Stock Appreciation Rights

(a)General. The Board may grant Awards consisting of stock appreciation rights ("SARs") entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)Limitation on Repricing. Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the canceled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share below the then- current Fair Market Value, other than pursuant to Section 11, or (4) take any other action under the Plan that

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constitutes a "repricing" within the meaning of the rules of the NYSE.

7.	Restricted Stock; Restricted Stock Units

(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

(b)Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time (excluding Director Awards) shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time (excluding Director Awards and Performance Awards) shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 10, if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant's employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c) Additional Provisions Relating to Restricted Stock.

(1)Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock ("Accrued Dividends") shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2)Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. "Designated Beneficiary" means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death or (ii) in the absence of an effective designation by a Participant, the Participant's estate.

(d)     Additional Provisions Relating to Restricted Stock Units.

(1)     Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with
Section 409A of the Code.

(2)     Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)     Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal

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number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Director Deferred Compensation Awards

(a)General. The Board shall grant the following Awards to non-employee directors ("Director Awards"):

(1)The Company shall issue Restricted Stock Units pursuant to this Section 8(a)(1) for the purpose of fulfilling the Company's obligations under its Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan"); provided, that certain terms and conditions of the grant and payment of such Restricted Stock Units set forth in the Deferred Compensation Plan (and only to the extent set forth in such plan) shall supersede the terms generally applicable to Restricted Stock Units granted under the Plan. Restricted Stock Units granted under this subsection need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Plan.

(2)The Company shall issue Restricted Stock Units payable only in Common Stock (unless the Board determines otherwise) pursuant to this Section 8(a)(2) for the purpose of fulfilling the Company's obligation to compensate each non-employee director, in part, in the form of Restricted Stock Units. Such Restricted Stock Units shall be awarded at the time ("Award Date") of the annual Stockholders meeting (unless the Committee determines otherwise). The Company shall keep a separate book account in the name of each non-employee director and shall credit to each non-employee director's account as of each Award Date the number of Restricted Stock Units awarded as of such date. The Restricted Stock Units so credited that a non-employee director has deferred, if any, shall be paid as of the date which is 200 days immediately following the date upon which such director's service as a member of the Board terminates for any reason, but only to the extent such Restricted Stock Units are vested and nonforfeitable on the date service on the Board terminates.

(b)Non-exclusive Grants. The Board retains specific authority to grant Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Other Cash-Based Awards in addition to or in lieu of some or all of the Restricted Stock Units provided for in this Section 8.

9.	Other Stock-Based and Cash-Based Awards

(a)General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock-Based-Awards"). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock ("Cash-Based Awards").

(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time (excluding Director Awards) shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Other Stock-Based Awards that do not vest solely based on the passage of time (excluding Director Awards and Performance Awards granted pursuant to
Section 10) shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 10, if applicable), the Board may, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Other Stock-Based Award, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant's employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

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10.	Performance Awards

(a)Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10 ("Performance Awards"). Subject to Section 10(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $10 million per calendar year per individual.

(b)Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as "performance-based compensation" under Section 162(m) ("Performance-Based Compensation") shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as "performance-based compensation" under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). "Covered Employee" shall mean any person who is, or whom the Committee, in its discretion, determines may be, a "covered employee" under Section 162(m)(3) of the Code.

(c)Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles ("GAAP") or on a non-GAAP basis, as determined by the Committee: (i) pre-tax income or after-tax income, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,
(viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) revenue, sales, sales growth, earnings growth or market share,
(xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; and (xv) strategic business criteria, consisting of one or more objectives based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, and goals relating to acquisitions, divestitures, joint ventures and similar transactions.
Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges and (K) gains on extinguishment of the tax receivable agreement. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine. The Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(d)    Adjustments. Notwithstanding any provision of the Plan, (i) with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may, in its sole and absolute discretion, adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and (ii) the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

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(e)    Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Adjustments for Changes in Common Stock and Certain Other Events

(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), and the minimum vesting provisions set forth in Sections 7(b), 9(b) and 12(h), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)	Reorganization Events.

(1)Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)	Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

Annexure A

(B)Notwithstanding the terms of Section 11(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a "change in control event", then no assumption or substitution shall be permitted pursuant to
Section 11(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 11(b)(2)(A) if the Reorganization Event constitutes a "change in control event" as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a "change in control event" as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 11(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)For purposes of Section 11(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)	Change in Control Events.

(1)Definitions.

(A)"Change in Control" shall mean:

(i)any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the board of the ultimate

Annexure A

parent thereof);

(ii)the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the board of the ultimate parent thereof; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the board of the ultimate parent thereof.

(B)"Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant's employment shall be considered to have been terminated for Cause if the Company determines, within 30 days of the Participant's termination, that termination for Cause was warranted.

(C)"Good Reason" shall mean any significant diminution in the duties, authority or responsibilities of the Participant from and after the Change in Control, any material reduction in the base compensation payable to the Participant from and after the Change in Control, or any relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to the Change in Control. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefore within 30 days of the Company's receipt of the notice and (z) the Participant's termination of employment actually occurs within six months following the Company's receipt of such notice.

(2)Consequences of a Change in Control on Awards other than Restricted Stock. Notwithstanding the provisions of Section 11(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award other than Restricted Stock shall become immediately exercisable, realizable, or deliverable in full or restrictions applicable to such Awards shall lapse in full if, on or prior to the first anniversary of the date of the Change in Control, the Participant's employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3)Consequences of a Change in Control on Restricted Stock. Notwithstanding the provisions of Section 11(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award of Restricted Stock shall become immediately free from all conditions and restrictions if, on or prior to the first anniversary of the date of the Change in Control, the Participant's employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

Annexure A

12.	General Provisions Applicable to Awards

(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this
Section 12(a) shall be deemed to restrict a transfer to the Company.

(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, Sections 7(b), 8(b) and 12(h) with respect to the vesting of Awards, Section 10 with respect to Performance Awards and Section 13(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 11.

(g)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii)

Annexure A

the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)	Acceleration.

(1)Restricted Stock Awards and Other Stock-Based Awards. The Board may, at any time, provide that a Restricted Stock Award or Other Stock-Based Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, subject to the limitations provided in Sections 7(b), 8(b) and 10.

(2)Options and Stock Appreciation Rights. With respect to any Option or SAR, the Board may, in its discretion, either at the time an Option or a SAR is granted or at any time thereafter, provide that such Option or SAR shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be (collectively, "accelerated"), (A) upon the death or disability of the Participant, (B) upon the termination of the Participant's employment by or service to the Company under specified circumstances, (C) upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, or (D) in any other circumstance, provided that the number of Options and SARs that may be accelerated, together with any Restricted Stock Awards and Other Stock-Based Awards that do not satisfy the minimum vesting provisions in Sections 7(b) and 8(b), respectively, may not in the aggregate exceed 10% of the maximum number of authorized shares available for issuance under the Plan as set forth in Section 4(a).

13.	Miscellaneous

(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company's stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until the Company's stockholders approve such amendment; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of "material revisions" to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 11), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company's stockholders approve such amendment. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 13(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if

Annexure A

stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A of the Code) (the "New Payment Date"), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning the Plan unless arising out of such person's own fraud or bad faith.

(h)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Originally adopted: April 19, 2010 First amended: May 21, 2010

Annexure B

WEX INC.
2015 SECTION 162(m) PERFORMANCE INCENTIVE PLAN

I.	Purpose

The purpose of the 2015 Section 162(m) Performance Incentive Plan (the “Section 162(m) Plan”) is to motivate and retain senior executives of WEX Inc. (the “Company”) to achieve targeted levels of corporate, financial and strategic performance. The terms of the Section 162(m) Plan set forth herein shall, if approved by the stockholders of the Company, apply to awards for or during fiscal year 2015 and later fiscal periods. The Section 162(m) Plan provides for an incentive pool based on the Company’s Adjusted Net Income (as defined below) pursuant to Section III hereof.

II.    Eligibility and Participation
Participants in the Section 162(m) Plan for any performance period shall include the Chief Executive Officer of the Company and such other key executives or class of executives as may be designated as participants for such period by the Compensation Committee (the “Committee”) of the Board of Directors of the Company.

III.    Incentive Pool
A. Performance Metric. For each performance period, there shall be an incentive pool equal to 6% of the Company’s Adjusted Net Income for the applicable performance period. Adjusted Net Income means: the net earnings attributable to WEX Inc. as determined in accordance with Generally Accepted Accounting Principles and as set forth in the Company's financial statements filed with the Securities and Exchange Commission for the applicable performance period, adjusted for the impairment of goodwill and intangible assets, fair value changes of derivative instruments, the amortization of purchased intangibles, the expense associated with stock-based compensation, acquisition related expenses, the net impact of tax rate changes on the Company’s deferred tax asset and related changes in the tax-receivable agreement, deferred loan costs associated with the extinguishment of debt, certain non-cash asset impairment charges, gains on the extinguishment of the tax receivable agreement, gain or losses on divestitures and adjustments attributable to non-controlling interests, losses from discontinued operations, budgeted income not realized post-closing date of divestitures, the cumulative effects of changes in Generally Accepted Accounting Principles, the results from non-budgeted acquisitions, any one-time charge, dilution, or severance payment in connection with any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, the impact of foreign exchange rates on PPG adjusted revenue and/or adjusted net income by more than 10% versus budgeted amounts, extraordinary items of loss or expense, any other unusual or nonrecurring items of loss or expense, including restructuring charges, as well as the related tax impacts of the adjustments, and as set forth in the Company's Form 10-K filed with the Securities and Exchange Commission for the applicable performance period.
B. Performance Period. The performance period may be one or more fiscal years, or such other period as determined by the Committee; provided, for the avoidance of doubt, that in no event may performance periods overlap.
C. Allocation of Incentive Pool. The Committee shall allocate the incentive pool among the participants for each performance period. In no event may: (i) the allocation to any particular participant exceed 100% of the total incentive pool for the performance period; (ii) the sum of the incentive pool allocations for all participants exceed 100% of the total incentive pool; and, (iii) the allocation to any particular participant of a payment in excess of four million dollars ($4,000,000) in any given year.
D. Timing. The incentive pool and the allocations among participants must be established by the Committee no later than the earlier of (i) ninety (90) days after the beginning of the performance period for which the incentive pool is created and (ii) the first 25% of the portion of the performance period with respect to which the incentive pool relates; provided, however, that in all cases, the incentive pool and the applicable allocations must be established by such time as may be required in order for the amounts paid under the incentive pool to qualify as performance-based compensation under Section 162(m)(4)(C) of the Internal Revenue Code (the “Code”) (such required date, the “162(m) Deadline”).
E. Additional Provisions. The Committee may, in its sole discretion, (i) subject the participant’s right to receive his or her allocation of the incentive pool to additional service and/or performance conditions, including, without limitation, performance conditions under the annual short-term incentive plan (the “STIP”) established by the Board of Directors of the Company or the Committee and/or conditions relating to the delivery of equity awards under the

Annexure B

Company’s then-effective stock incentive plan (a “Stock Incentive Plan”), and (ii) use negative discretion to reduce or eliminate the amount of any incentive pool allocation to a participant. Notwithstanding the foregoing, in no event may the Board or the Committee increase the amount of such payment.

IV.    Payment Terms
Each payment of an amount attributable to a participant’s incentive pool allocation under     this Section 162(m)Plan shall be subject to the following terms:
A. Certification of Incentive Pool and Allocations. Notwithstanding anything to the contrary in any agreement between the Company and a participant, in no event shall any payment be made to any participant in the Section 162(m) Plan unless and until the Committee has certified in writing (in such manner as shall be consistent with regulations under Section 162(m) of the Code) the amount of Adjusted Net Income for the applicable performance period and the participant’s allocation of the incentive pool.

B. Method and Timing of Payment. The payment of any amount under the Section 162(m) Plan may be made in cash or in the form of an equity award under the Stock Incentive Plan (subject to the terms of such Stock Incentive Plan), as determined by the Committee in its sole discretion. To the extent the amount payable under the Section 162(m) Plan is paid in cash, such payments shall be made no later than the later of (i) two and a half months after the end of the Company’s tax year in which the payment is no longer subject to a substantial risk of forfeiture and (ii) two and a half months after the end of the participant’s tax year in which the payment is no longer subject to a substantial risk of forfeiture. To the extent the Committee exercises discretion to pay incentive plan allocations in the form of equity awards under a Stock Incentive Plan, such allocations shall be paid in the time and manner consistent with the terms of such Stock Incentive Plan.

C. Employment Requirement. Except as specifically set forth in this Section 162(m) Plan, the STIP, a Stock Incentive Plan or in another agreement between a participant in the Section 162(m) Plan and the Company, a participant must be employed by the Company or one of its subsidiaries on the date on which any amount under the Section 162(m) Plan is paid in order to be eligible to receive such payment.

V.     Administration, No Right To Employment, etc.
A. Administration. The Committee shall have complete discretion to construe and administer the Section 162(m) Plan, to establish an incentive pool, to establish incentive pool allocations among participants, to determine the form in which amounts attributable to incentive pool allocations shall be paid, and otherwise to do all things necessary or appropriate to carry out the Section 162(m) Plan. The Committee is not obligated to establish an incentive pool or to make any allocations to any particular participants under the Section 162(m) Plan. Actions by the Committee under the Section 162(m) Plan shall be conclusive and binding on all persons.

B. No Right to Employment. Nothing in the Section 162(m) Plan shall entitle any participant to continued employment with the Company and its subsidiaries, and the loss of benefits or potential benefits under the Section 162(m) Plan shall in no event constitute an element of damages in any action brought against the Company or its subsidiaries.

C. Amendment; Termination. The Committee may at any time, in its sole discretion, amend or terminate the Section 162(m) Plan.
D. Effective Date; Stockholder Approval. The Section 162(m) Plan is effective on March 31, 2015, provided that any amounts payable under this plan shall be subject to approval of the material terms of the Section 162(m) Plan by the Company’s stockholders in the manner required under Section 162(m) of the Code in order for such amounts to be eligible to qualify as performance-based compensation under Section 162(m) of the Code, to the extent not already so approved.

0

WEX INC.

2015 ANNUAL MEETING OF STOCKHOLDERS - May 15, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melissa D. Smith and Steven A. Elder as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of WEX Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the WEX Inc. Long Creek Campus offices, at 225 Gorham Road, South Portland, Maine 04106, on Friday, May 15, 2015, at 8:00 a.m., Eastern Time, or any adjournment or postponement thereof.

This proxy will be voted as specified, or if you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted as follows: for the three named nominees for director; for the approval of the Company's executive compensation; for the approval of the 2010 Equity and Incentive Plan; for the approval of the 2015 Section 162(m) Performance Incentive Plan; and, for the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm. If you sign and submit this proxy, Melissa D. Smith and Steven A. Elder are authorized to vote your shares according to their best judgment on any other matters that are properly presented at the meeting, or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

WEX INC.

May 15, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING TO BE HELD ON MAY 15, 2015:
The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://ir.wexinc.com/phoenix.zhtml?c=186699&p=irol-proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003330303030300000 6   051515

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR each nominee.

1. Election of Directors: To elect three directors for three-year terms.

	FOR	AGAINST	ABSTAIN
George L. McTavish	☐	☐	☐
Regina O. Sommer	☐	☐	☐
Jack VanWoerkom	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

2. To approve an advisory (non-binding) vote on the compensation of our named executive officers. ☐ ☐ ☐

The Board of Directors recommends a vote FOR Proposal 3.

3. To approve the 2010 Equity and Incentive Plan. ☐ ☐ ☐

The Board of Directors recommends a vote FOR Proposal 4.

The Board of Directors recommends a vote FOR Proposal 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.